                                                                     Exhibit 4.1
                                                                  EXECUTION COPY




================================================================================

                     NORWEST ASSET ACCEPTANCE CORPORATION

                                 as Depositor,


                            NORWEST MORTGAGE, INC.,
                            as Seller and Servicer,

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                         as Certificate Administrator,

                                      and

                          FIRST UNION NATIONAL BANK,
                                  as Trustee

                             ---------------------

                        POOLING AND SERVICING AGREEMENT
                          Dated as of April 30, 1998

                             ---------------------

                  Asset Backed Certificates, Series 1998-HE1

================================================================================

                               TABLE OF CONTENTS


                                   ARTICLE I

                                  Definitions

Section 1.01.  Definitions.................................................... 1
Section 1.02.  Interest Calculations......................................... 23

                                  ARTICLE II

    Conveyance of Home Equity Loans; Original Issuance of Certificates; Tax Treatment

Section 2.01.  Conveyance of Home Equity Loans............................... 24
Section 2.02.  Acceptance by Trustee......................................... 28
Section 2.03.  Representations and Warranties Regarding the Servicer,
               the Seller and the Certificate Administrator.................. 28
Section 2.04.  Representations and Warranties of the Seller Regarding the
               Home Equity Loans............................................. 31
Section 2.05.  Representations and Warranties of the Depositor............... 36
Section 2.06.  Substitution of Home Equity Loans............................. 37
Section 2.07.  Execution and Authentication of Certificates.................. 38
Section 2.08.  Designation of Interests in REMIC............................. 38
Section 2.09.  REMIC Startup Day and Certificate Maturity Date............... 39
Section 2.10.  Tax Returns and Reports to Certificateholders................. 39
Section 2.11.  Tax Matters Person............................................ 39
Section 2.12.  REMIC Related Covenants....................................... 40

                                  ARTICLE III

               Administration and Servicing of Home Equity Loans

Section 3.01.  The Servicer.................................................. 43
Section 3.02.  Collection of Certain Home Equity Loan Payments............... 45
Section 3.03.  Withdrawals from the Collection Account and Deposits to the
               Certificate Account........................................... 46
Section 3.04.  Maintenance of Hazard Insurance; Property Protection Expenses
Section 3.05.  Maintenance of Mortgage Impairment Insurance Policy........... 47
Section 3.06.  Fidelity Bond................................................. 48
Section 3.07.  Management and Realization Upon Defaulted Home Equity Loans... 49
Section 3.08.  Trustee to Cooperate.......................................... 50
Section 3.09.  Servicing Compensation; Payment of Certain Expenses by
               Servicer and the Trustee...................................... 51
Section 3.10.  Annual Statement as to Compliance............................. 51
Section 3.11.  Annual Servicing Report....................................... 52

                                                                            Page
                                                                            ----

Section 3.12.  Access to Certain Documentation and Information Regarding
               the Home Equity Loans......................................... 52
Section 3.13.  Maintenance of Certain Servicing Insurance Policies........... 52
Section 3.14.  Reports to the Securities and Exchange Commission............. 52
Section 3.15.  Reports of Foreclosures and Abandonments of Mortgaged
               Property, Returns Relating to Mortgage Interest Received
               from Individuals and Returns Relating to Cancellation of
               Indebtedness.................................................. 53
Section 3.16.  Advances...................................................... 53
Section 3.17.  Optional Purchase of Defaulted Home Equity Loans.............. 54
Section 3.18.  Special Servicing............................................. 54
Section 3.19.  Assumption Agreements......................................... 54
Section 3.20.  Payment of Taxes, Insurance and Other Charges................. 55
Section 3.21.  The Certificate Administrator................................. 56

                                  ARTICLE IV

                                  [RESERVED]

                                   ARTICLE V

      Payments and Statements to Certificateholders; Rights of
      Certificateholders

Section 5.01.  Distributions................................................. 57
Section 5.02.  Calculation of the Pass-Through Rate.......................... 58
Section 5.03.  The Certificate Insurance Policy.............................. 58
Section 5.04.  Compensating Interest......................................... 60
Section 5.05.  Statements.................................................... 60
Section 5.06   Effect of Payments by the Certificate Insurer; Subrogation.... 63
Section 5.07.  Certificate Account........................................... 64
Section 5.08.  Investment of Accounts........................................ 64

                                  ARTICLE VI

                               The Certificates

Section 6.01.  The Certificates.............................................. 66
Section 6.02.  Registration of Transfer and Exchange of Certificates......... 66
Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates............. 71
Section 6.04.  Persons Deemed Owners......................................... 71
Section 6.05.  Appointment of Paying Agent................................... 71

                                  ARTICLE VII

      The Seller, the Servicer, the Certificate Administrator and the Depositor

Section 7.01.  Liability of the Seller, the Servicer, the Certificate
               Administrator and the Depositor............................... 73

                                                                            Page
                                                                            ----

Section 7.02.  Merger or Consolidation of, or Assumption of the Obligations
               of, the Seller, the Servicer, the Certificate Administrator
               or the Depositor.............................................. 73
Section 7.03.  Limitation on Liability of the Servicer and Others............ 73
Section 7.04.  Servicer Not to Resign........................................ 74
Section 7.05.  Delegation of Duties.......................................... 74
Section 7.06.  Indemnification of the Trustee, the Certificate Administrator
               and the Depositor by the Servicer............................. 74
Section 7.07.  Removal of the Certificate Administrator...................... 74

                                 ARTICLE VIII

                                    Default

Section 8.01.  Events of Default............................................. 77
Section 8.02.  Trustee to Act; Appointment of Successor...................... 78
Section 8.03.  Waiver of Defaults............................................ 79
Section 8.04.  Notification to Certificateholders............................ 79
Section 8.05.  Home Equity Loans and Accounts Held for Benefit of the
               Certificate Insurer........................................... 80

                                  ARTICLE IX

                                  The Trustee

Section 9.01.  Duties of Trustee............................................. 81
Section 9.02.  Certain Matters Affecting the Trustee......................... 82
Section 9.03.  Trustee Not Liable for Certificates or Home Equity Loans...... 83
Section 9.04.  Trustee May Own Certificates.................................. 84
Section 9.05.  Trustee's Fees and Expenses................................... 85
Section 9.06.  Eligibility Requirements for Trustee.......................... 85
Section 9.07.  Resignation or Removal of Trustee............................. 85
Section 9.08.  Successor Trustee............................................. 86
Section 9.09.  Merger or Consolidation of Trustee............................ 86
Section 9.10.  Appointment of Co-Trustee or Separate Trustee................. 87
Section 9.11.  Limitation of Liability....................................... 88
Section 9.12.  Trustee May Enforce Claims Without Possession of Certificates. 88
Section 9.13.  Suits for Enforcement......................................... 88

                                   ARTICLE X

                                  Termination

Section 10.01. Termination................................................... 89
Section 10.02. Additional Termination Requirements........................... 90

                                  ARTICLE XI

                           Miscellaneous Provisions

Section 11.01. Amendment..................................................... 92
Section 11.02. Recordation of Agreement...................................... 93

                                                                            Page
                                                                            ----

Section 11.03.  Limitation on Rights of Certificateholders................... 93
Section 11.04.  Governing Law................................................ 94
Section 11.05.  Notices...................................................... 94
Section 11.06.  Severability of Provisions................................... 94
Section 11.07.  Assignment................................................... 95
Section 11.08.  Certificates Nonassessable and Fully Paid.................... 95
Section 11.09.  Third-Party Beneficiaries.................................... 95
Section 11.10.  Counterparts................................................. 95
Section 11.11.  Effect of Headings and Table of Contents..................... 95

EXHIBIT A -     FORM OF CLASS A CERTIFICATE...............................   A-1
EXHIBIT B -     FORM OF RESIDUAL CERTIFICATE..............................   B-1
EXHIBIT C -     HOME EQUITY LOAN SCHEDULE.................................   C-1
EXHIBIT D -     RESERVED..................................................   D-1
EXHIBIT E -     TRANSFER AFFIDAVIT........................................   E-1
EXHIBIT F -     FORM OF REQUEST FOR RELEASE...............................   F-1
EXHIBIT G-1 -   FORM OF INVESTMENT LETTER................................. G-1-1
EXHIBIT G-2 -   FORM OF RULE 144A LETTER.................................. G-2-1
EXHIBIT H -     FORM OF TRANSFEROR LETTER.................................   H-1
EXHIBIT I -     FORM OF SPECIAL SERVICING AGREEMENT.......................   I-1
EXHIBIT J -     FORM OF INITIAL CERTIFICATION OF TRUSTEE..................   J-1
EXHIBIT K -     FORM OF FINAL CERTIFICATION OF TRUSTEE....................   K-1

     This Pooling and Servicing Agreement, dated as of April 30, 1998, among Norwest Asset Acceptance Corporation, as Depositor (the "Depositor"), Norwest Mortgage, Inc. ("Norwest Mortgage"), as Seller (the "Seller") and Servicer (the "Servicer"), Norwest Bank Minnesota, National Association ("Norwest Bank"), as Certificate Administrator (the "Certificate Administrator"), and First Union National Bank, as Trustee (the "Trustee").

                         W I T N E S S E T H  T H A T:
                         ----------------------------

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

     Section 1.01. Definitions. Whenever used in this Agreement, the following
                   -----------
words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accounts: Collectively, the Collection Account, the Certificate Account
     --------
and the Certificate Insurance Payments Account.

     Accrual Period: With respect to any Distribution Date other than the first
     --------------
Distribution Date, the period beginning from and including the preceding Distribution Date to and including the day preceding such Distribution Date, and in the case of the first Distribution Date, the period beginning on the Closing Date and ending on the day preceding the first Distribution Date.

     Administration Fee: The amount payable to the Certificate Administrator,
     ------------------
on any Distribution Date equal to one-twelfth of the product of (i) the Administration Fee Rate and (ii) the Pool Balance as of the preceding Distribution Date. Such amount shall be calculated and payable monthly only from the amounts received in respect of interest on the Home Equity Loans and shall be computed on the basis of the same principal amounts and for the period respecting which any related interest payment on the Home Equity Loans is computed.

     Administration Fee Rate: 0.035% per annum.
     -----------------------

     Advance: An advance made by the Servicer or the Trustee pursuant to
     -------
Section 3.16 hereof.

     Affiliate: With respect to any Person, any other Person controlling,
     ---------
controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof
     ---------
and supplements hereto.

     Amount Held for Future Distribution: As to any Distribution Date, the
     -----------------------------------
aggregate amount held in the Collection Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Monthly Payments received in respect of principal and interest of the Home Equity Loans due after the related Due Period which do not constitute Principal Prepayments and (ii) Principal Prepayments and Liquidation Proceeds received in respect of such Home Equity Loans after the last day of the related Prepayment Period.

     Amount Available: As to any Distribution Date, the sum of (i) the
     ----------------
Available Funds and (ii) Insured Amounts, in each case with respect to such Distribution Date.

     ARMs: A Home Equity Loan the Mortgage Rate of which adjusts on each Change
     ----
Date by reference to the applicable Mortgage Index, subject to the applicable Periodic Rate Cap, Lifetime Floor and Lifetime Cap.

     Assignment of Mortgage: With respect to any Mortgage, an assignment,
     ----------------------
notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Home Equity Loans secured by Mortgaged Properties located in the same jurisdiction.

     Available Funds: As to any Distribution Date, the sum (without
     ---------------
duplication) of: (i) the aggregate amount on deposit in the Collection Account as of the close of business on the immediately preceding Determination Date, and
(ii) the amounts deposited in the Certificate Account on the Servicer Advance Date pursuant to Section 3.03(b), reduced by the sum of (x) the Amount Held for Future Distribution and (y) amounts permitted to be withdrawn from the Collection Account pursuant to clauses (i) - (viii), inclusive, of Section 3.03(a).

     Available Funds Adjustment: As of any Distribution Date (a) prior to the
     --------------------------
thirteenth Distribution Date, an amount equal to zero and (b) on or after the thirteenth Distribution Date, an amount equal to the product of (i) the Pool Balance as of the preceding Distribution Date and (ii) one-twelfth of 0.50% (50 basis points).

     Available Funds Cap: As of any Distribution Date, a per annum rate equal
     -------------------
to the fraction, expressed as a percentage, obtained by dividing (x) (i) with respect to all Home Equity Loans, the amount of interest due on the Due Dates relating to such Distribution Date, reduced by (ii) the sum of (a) the Servicing Fee, the Administration Fee and the Premium Amount for such Distribution Date and (b) the Available Funds Adjustment for such Distribution Date by (y) the product of (i) the Class Certificate Principal Balance of the Class A Certificates as of the close of business on the first day of the related Accrual Period and (ii) the actual number of days elapsed during such Accrual Period divided by 360.

     Basis Risk Carryover Amount: As of any Distribution Date and for the Class
     ---------------------------
A Certificates is equal to the sum of (a) if on such Distribution Date the Pass-Through Rate for the Class A Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class A Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Formula Pass-Through Rate for such Distribution Date, over
(ii) the amount of interest payable on the Class A Certificates at the Available Funds Cap for such Distribution Date and (b) the unpaid Basis Risk Carryover Amount immediately following the preceding Distribution Date with interest thereon at the Formula Pass-Through Rate applicable to the current Distribution Date.

     BBA: British Banker's Association.
     ---

     BIF: The Bank Insurance Fund, as from time to time constituted, created
     ---
under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

     Book-Entry Certificate: Any Class A Certificate registered in the name of
     ----------------------
the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day
     ------------
on which banking institutions in the State of New York, the State of Maryland, the State of North Carolina, the city in which the Corporate Trust Office is located or the city in which the Certificate Insurer is located, are authorized or obligated by law or executive order to be closed.

     Capitalized Advance: As defined in Section 3.01(f).
     -------------------

     Carry-Forward Amount: As of any Distribution Date equals the sum of (i)
     --------------------
the amount, if any, by which (a) the Interest Distribution Amount for the Class A Certificates for the immediately preceding Distribution Date exceeded (b) the amount of the actual distribution with respect to interest on the Class A Certificates made to the Holders of the Class A Certificates on such immediately preceding Distribution Date and (ii) 30 days' interest on such excess at the Pass-Through Rate for such Distribution Date.

     Certificate: Any Regular Certificate or Residual Certificate.
     -----------

     Certificate Account: The trust account established and maintained by the
     -------------------
Trustee on behalf of the Certificateholders and the Certificate Insurer pursuant to Section 5.07. The Certificate Account shall be an Eligible Account.

     Certificate Administrator: Norwest Bank Minnesota, National Association or
     -------------------------
any successor thereto or any successor hereunder.

     Certificate Insurance Payments Account: As defined in Section 5.03(c).
     --------------------------------------

     Certificate Insurance Policy: The certificate guaranty insurance policy
     ----------------------------
(number AB0167BE) issued by the Certificate Insurer for the benefit of the Owners of the Class A Certificates pursuant to which the Certificate Insurer guarantees Insured Amounts.

     Certificate Insurer: Ambac Assurance Corporation, a stock insurance
     -------------------
company organized and created under the laws of the State of Wisconsin and any successor thereto, as issuer of the Certificate Insurance Policy.

     Certificate Insurer Default: The existence and continuance of any of the
     ---------------------------
following:

          (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms; or

          (b) the Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the Wisconsin State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the Wisconsin State Insurance law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

          (c) a court of competent jurisdiction, the Wisconsin Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Certificate Insurer of all or any material portion of its property.

     Certificate Owner: The Person who is the beneficial owner of a Book-Entry
     -----------------
Certificate.

     Certificate Register and Certificate Registrar: The register maintained
     ----------------------------------------------
and the registrar appointed pursuant to Section 6.02.

     Certificateholder or Holder: The Person in whose name a Certificate is
     ---------------------------
registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Class A Certificate registered in the name of the Depositor or any Person known to a Responsible Officer to be an Affiliate of the Depositor and (y) any Class A Certificate for which the Depositor or any Person known to a Responsible Officer to be an Affiliate of the Depositor is the Certificate Owner shall be deemed not to be outstanding (unless to the knowledge of a Responsible Officer
(i) the Depositor or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of such Depositor and who makes the voting decision with respect to such Class A Certificates or (ii) the Depositor or such Affiliate is the Certificate Owner of all the Class A Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

     Change Date: With respect to each ARM, the date or dates on which the
     -----------
Mortgage Rate is adjusted in accordance with the related Mortgage Note.

     Civil Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as
     ----------------
amended.

     Civil Relief Act Interest Shortfall: With respect to any Distribution
     -----------------------------------
Date, for any Home Equity Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Civil Relief Act, is the amount, if any, by which (i) interest collectible on such Home Equity Loan during the most recently ended Due Period is less than (ii) the sum of (a) the Stated Principal Balance of such Home Equity Loan as of the preceding Distribution Date multiplied by one-twelfth of the Pass-Through Rate on the Class A Certificates for such Distribution Date and (b) the product of (1) a fraction, the numerator of which is the Stated Principal Balance of such Home Equity Loan and the denominator of which is the Pool Balance, each as of the prior Distribution Date and (2) the sum of the Premium Amount, the Servicing Fee and the Administration Fee payable to the Certificate Insurer, the Servicer or the Certificate Administrator, as applicable, for such Due Period.

     Class: As to the Certificates, the Regular Certificates or Residual
     -----
Certificates.

     Class A Certificate: Any certificate executed and authenticated by the
     -------------------
Trustee substantially in the form set forth in Exhibit A hereto.

     Class A Certificateholder: A Holder of a Class A Certificate.
     -------------------------

     Class Certificate Principal Balance: With respect to the Class A
     -----------------------------------
Certificates as of any date of determination, the Original Class Certificate Principal Balance thereof reduced by the sum of all amounts previously distributed thereto in respect of principal on all previous Distribution Dates. The Class R Certificates have no Class Certificate Principal Balance.

     Class R Certificate. Any certificate executed and authenticated by the
     -------------------
Trustee substantially in the form set forth in Exhibit B thereto.

     Closing Date: April 30, 1998.
     ------------

     CMT: The weekly average yield on United States treasury securities
     ---
adjusted to a constant maturity of one year, as made available by the Federal Reserve Board as of the date 45 days (as set forth in the related Mortgage Note) before the applicable Change Date.

     CMT Loan: An ARM for which the Mortgage Index is CMT.
     --------

     Code: The Internal Revenue Code of 1986, as the same may be amended from
     ----
time to time (or any successor statute thereto).

     Collection Account: The custodial account or accounts created by the
     ------------------
Servicer and maintained for the benefit of the Certificateholders and the Certificate Insurer pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

     Compensating Interest: As to any Distribution Date, the amount calculated
     ---------------------
pursuant to Section 5.04.

     Corporate Trust Office:  The principal office of the Trustee at which at
     ----------------------
any particular time its corporate business shall be administered, which office on the Closing Date is located at 230 South Tryon Street NC-1179, Charlotte, North Carolina 28288, Attention: Norwest Asset Acceptance Corporation Asset Backed Certificates, Series 1998-HE1.

     Cut-Off Date:  The close of business on April 1, 1998.
     ------------

     Cut-Off Date Pool Stated Principal Balance:  $219,697,288.90.
     ------------------------------------------

     Cut-Off Date Stated Principal Balance:  With respect to any Home Equity
     -------------------------------------
Loan, the unpaid scheduled principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Home Equity Loan pursuant to Section 2.02 or 2.04 and set forth on Exhibit C).

     Defective Home Equity Loan:  Any Home Equity Loan subject to repurchase or
     --------------------------
substitution pursuant to Section 2.02 or 2.04.

     Deficiency Amount:  As of any Distribution Date is an amount equal to the
     -----------------
excess of (i) the sum of (a) the Interest Distribution Amount for such Distribution Date, (b) the Subordination Deficit and (c) on the Final Scheduled Distribution Date, the Class Certificate Principal Balance of the Class A Certificates (after application of any Principal Distribution Amount to be paid with respect to such date) over (ii) Available Funds (after any deduction for the Premium Amount and the Administration Fee and after taking into account the portion of the Principal Distribution Amount to be actually distributed on such Distribution Date without regard to any related Insured Amount to be paid with respect to such Distribution Date).

     Definitive Certificates:  As defined in Section 6.02(c).
     -----------------------

     Delinquency Trigger Event:  A Delinquency Trigger Event will have occurred
     -------------------------
with respect to any Distribution Date if the average Stated Principal Balance of Home Equity Loans in the Trust more than 60 days delinquent for the current Distribution Date and the preceding five Distribution Dates, is greater than 10% of the average Pool Balance for the current Distribution Date and the preceding five Distribution Dates. A Delinquency Trigger Event will be deemed to have terminated as to any Distribution Date (subject to the reoccurrence of such event), if a Delinquency Trigger Event shall not have occurred as of such Distribution Date.

     Depositor:  Norwest Asset Acceptance Corporation, a Delaware corporation,
     ---------
or any successor thereto.

     Depository:  The initial Depository shall be The Depository Trust Company
     ----------
("DTC"), the nominee of which is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

     Depository Participant:  A broker, dealer, bank or other financial
     ----------------------
institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date:  With respect to any Distribution Date, the 17th day of
     ------------------
the month in which such Distribution Date occurs, or if such 17th Day is not a Business Day, the Business Day preceding such 17th day.

     Distribution Date:  The 25th day of each month, or if such day is not a
     -----------------
Business Day, then the next Business Day, beginning in the month immediately following the month of the initial issuance of the Certificates.

     Due Date:  As to any Home Equity Loan, the day of the month on which the
     --------
Scheduled Monthly Payment is due from the Mortgagor, which is the 1st day of each month for each of the Home Equity Loans.

     Due Period:  With respect to each Distribution Date, the period beginning
     ----------
on the 2nd day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

     Electronic Ledger:  The electronic master record of Home Equity Loans
     -----------------
maintained by the Servicer.

     Eligible Account:  An account that is either (i) maintained with a
     ----------------
depository institution (which may be the Servicer or an Affiliate thereof) whose long-term debt obligations (or in the case of a depository institution that is part of a holding company structure, the long-term debt obligations of such parent holding company) are rated in one of the two highest rating categories by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the BIF or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders and the Certificate Insurer, has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iii) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iv) an account or accounts otherwise acceptable to each Rating Agency and the Certificate Insurer, as evidenced by a letter from such Rating Agency to the Trustee, and that would not cause the Trust to fail to qualify as a REMIC.

     Eligible Substitute Home Equity Loan:  A Home Equity Loan substituted by
     ------------------------------------
the Seller for a Defective Home Equity Loan which must, on the date of such substitution, (i) have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Defective Home Equity Loan (the amount of any shortfall to be deposited by the Seller in the Collection Account not later than the succeeding Determination Date and held for distribution to the holders of Certificates on the related Distribution Date), (ii) (A) in the case of a Defective Home Equity Loan which is an ARM: (1) have a Lifetime Cap not more than 1% per annum higher or lower than the Lifetime Cap of the Defective Home Equity Loan, (2) have a Lifetime Floor not more than 1% per annum higher and not lower than the Lifetime Floor of the Defective Home Equity Loan and (3) have the same Mortgage Index and Periodic Rate Cap as the Defective Home Equity Loan and a Gross Margin not more than 1% per annum higher and not lower than that of the Defective Home Equity Loan and (B) in the case of a Fixed Rate Loan: (1) have a Mortgage Rate not more than 1% higher and not lower than the Mortgage Rate of the Defective Home Equity Loan and (2) not be a balloon loan unless the Defective Home Equity Loan was a balloon loan, (iii) be accruing interest at a rate not more than 1% per annum higher and not lower than that of the Defective Home Equity Loan, (iv) have a Loan-to-Value Ratio no higher than that of the Defective Home Equity Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Home Equity Loan, (vi) not permit conversion of the related adjustable Mortgage Rate to a fixed Mortgage Rate nor permit conversion of the related fixed Mortgage Rate to an adjustable Mortgage Rate, (vii) be a first lien home equity loan, (viii) constitute the same occupancy type as the Defective Home Equity Loan, (ix) have a credit level the same as or higher than, that of the Defective Home Equity Loan and (x) comply with each representation and warranty set forth in Section
2.04 (deemed to be made as of the date of substitution). More than one Eligible Substitute Home Equity Loan may be substituted for a Defective Home Equity Loan if such Eligible Substitute Home Equity Loans meet the foregoing attributes in the aggregate.

     Event of Default:  As defined in Section 8.01.
     ----------------

     Excess Proceeds:  With respect to any Liquidated Loan, the amount by which
     ---------------
Liquidation Proceeds in respect of such Liquidated Loan exceeds the sum of (i) the Stated Principal Balance of such Liquidated Loan as of the date of such liquidation, (ii) interest at the related Mortgage Rate from the Due Date with respect to which interest was last paid to Certificateholders up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Loan outstanding during each Due Period with respect to which such interest was not paid to Certificateholders and (iii) unreimbursed Advances and Other Advances in respect of such Liquidated Loan.

     Excess Subordinated Amount:  As to a Distribution Date the amount, if any,
     --------------------------
by which (i) the Subordinated Amount that would apply on such Distribution Date after taking into account all distributions of principal to be made on such Distribution Date (without giving effect to any reductions in such Subordination Amount attributable to the Subordination Reduction Amount on such Distribution
Date) exceeds (ii) the Required Subordinated Amount for such Distribution Date.

     FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.
     ----

     FHLMC:  The Federal Home Loan Mortgage Corporation.
     -----

     Final Scheduled Distribution Date:  The Distribution Date occurring in
     ---------------------------------
April 2028.

     Fixed Rate Loan:  A Home Equity Loan the Mortgage Rate of which is fixed
     ---------------
for the life of such Home Equity Loan.

     FNMA:  The Federal National Mortgage Association.
     ----

     Formula Pass-Through Rate:  With respect to the Class A Certificates and a
     -------------------------
Distribution Date, the Pass-Through Rate without giving effect to the Available Funds Cap.

     Gross Margin:  With respect to each ARM, the margin set forth in the
     ------------
related Mortgage Note which is added to the Mortgage Index, then rounded as set forth in the related Mortgage Note to determine the Mortgage Rate on the related Change Date, subject to the applicable Periodic Rate Cap, Lifetime Cap and Lifetime Floor.

     Home Equity Loan Schedule:  With respect to any date, the schedule of Home
     -------------------------
Equity Loans included in the Trust on such date. The initial schedule of Home Equity Loans as of the Cut-Off Date is the schedule set forth herein as Exhibit C, which schedule sets forth as to each Home Equity Loan (i) the Cut-Off Date Stated Principal Balance, (ii) the account number, (iii) the original principal amount, (iv) the LTV as of the date of the origination of the related Home Equity Loan, (v) the Due Date, (vi) the Mortgage Rate as of the Cut-Off Date,
(vii) the first date on which a Scheduled Monthly Payment is due under the Mortgage Note, (viii) the original stated maturity date of the Mortgage Note,
(ix) the remaining number of months to maturity as of the Cut-Off Date, (x) the Mortgaged Property State, (xi) the Periodic Rate Cap, (xii) the Gross Margin,
(xiii) the Lifetime Rate Cap, (xiv) the original Mortgage Rate, (xv) the next Change Date after the Cut-Off Date and (xvi) the type of property.

     Home Equity Loans:  The home equity loans that are transferred and assigned
     -----------------
to the Trustee pursuant to Sections 2.01 and 2.06, together with the Related Documents, exclusive of Home Equity Loans that are transferred to the Depositor, the Servicer or the Seller, as the case may be, from time to time pursuant to
Section 2.02, 2.04, or 3.17, as from time to time are held as a part of the Trust, such Home Equity Loans originally so held being identified in the Home Equity Loan Schedule delivered on the Closing Date. The term "Home Equity Loan" includes the term "Fixed Rate Loan," "ARM," and, except where otherwise indicated, "Eligible Substitute Home Equity Loan." The term "Home Equity Loan" includes any Home Equity Loan which is delinquent, which relates to a foreclosure or which relates to a Mortgaged Property which is REO Property prior to such Mortgaged Property's disposition by the Trust. Any home equity loan which, although intended by the parties hereto to have been, and which purported was, transferred and assigned to any Trust established hereby by the Depositor, in fact was not transferred and assigned to such Trust for any reason whatsoever shall nevertheless be considered a "Home Equity Loan" for all purposes of this Agreement.

     Insurance Agreement:  The Insurance and Indemnity Agreement dated as of
     -------------------
April 30, 1998, among the Depositor, the Seller, the Trustee, the Servicer, the Certificate Administrator and the Certificate Insurer, as it may be amended from time to time.

     Insurance Policy:  Any insurance or performance bond relating to a Home
     ----------------
Equity Loan or the Home Equity Loans, including, without limitation, any hazard insurance, special hazard insurance, flood insurance or title insurance.

     Insurance Proceeds:  Proceeds paid by any insurer pursuant to any Insurance
     ------------------
Policy covering a Home Equity Loan, or amounts required to be paid by the Servicer pursuant to Section 3.05, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property or (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures. "Insurance Proceeds" do not include "Insured Amounts".

     Insured Amount:  On each Distribution Date, the sum of (a) any Deficiency
     --------------
Amount and (b) any Preference Amount (without duplication).

     Insured Expenses:  Expenses covered by any Insurance Policy covering a Home
     ----------------
Equity Loan.

     Interest Distribution Amount:  As to any Distribution Date the sum of (i)
     ----------------------------
interest accrued during the related Accrual Period at the Pass-Through Rate on the Class Certificate Principal Balance of the Class A Certificates, (ii) the Preference Amount as it relates to interest previously paid on the Class A Certificates prior to such Distribution Date that remains unpaid as of such Distribution Date, and (iii) the Carry-Forward Amount, if any, with respect to the Class A Certificates; provided, however, that the Interest Distribution Amount for any Distribution Date will be reduced by any Civil Relief Act Shortfalls during the related Due Period. The Interest Distribution Amount is calculated on the basis of a 360-day year and the actual number of days elapsed during the related Accrual Period.

     Interest Settlement Rate:  Currently based on rates quoted by 16 BBA
     ------------------------
designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rate is calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     Late Payment Rate:  With respect to any Distribution Date, the interest
     -----------------
rate set forth in the Insurance Agreement.

     LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii)
     ------------------
a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     LIBOR Loan:  An ARM for which the Mortgage Index is Six-Month LIBOR; the
     ----------
Change Date occurs on the date set forth in the related Mortgage Note and every sixth month thereafter.

     Lifetime Cap:  With respect to each ARM, the maximum Mortgage Rate
     ------------
permitted over the life of such ARM under the terms of the related Mortgage Note, as set forth on Exhibit C hereto.

     Lifetime Floor:  With respect to each ARM, the minimum Mortgage Rate
     --------------
permitted over the life of such ARM under the terms of the related Mortgage Note, as set forth on Exhibit C hereto.

     Liquidated Home Equity Loan:  Any Home Equity Loan with respect to which
     ---------------------------
the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidation Proceeds:  Proceeds (including Insurance Proceeds but not
     --------------------
including amounts drawn under the Certificate Insurance Policy) received in connection with the liquidation of any Home Equity Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

     Loan-to-Value Ratio or LTV:  The "Loan-to-Value Ratio" of a Home Equity
     -------------------    ---
Loan at any given time is the ratio, expressed as a percentage the numerator of which is the principal balance of a particular Home Equity Loan at origination and the denominator of which is the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator at the time of origination of such Home Equity Loan or (ii) if the Home Equity Loan is originated in connection with a sale of the Mortgaged Property, the sale price for such property.

     Loss Trigger Event:  A Loss Trigger Event will have occurred with respect
     ------------------
to any Distribution Date if in the 12-month period ending on the day preceding the related Determination Date cumulative Realized Losses during such 12-month period are greater than 3.0% of the average Pool Balance for the current Distribution Date and the preceding eleven Distribution Dates. A Loss Trigger Event will be deemed to have terminated as to any Distribution Date (subject to the reoccurrence of such event), if a Loss Trigger Event shall not have occurred as of such Distribution Date.

     Majority Certificateholder:  The Holder or Holders of Class A Certificates
     --------------------------
evidencing Percentage Interests in excess of 51% in the aggregate.

     Moody's:  Moody's Investors Service, Inc. or its successor in interest.
     -------

     Mortgage:  The mortgage, deed of trust or other instrument creating a first
     --------
lien on an estate in fee simple interest in real property securing a Mortgage Note.

     Mortgage File:  The mortgage documents listed in Section 2.01 pertaining to
     -------------
a particular Home Equity Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Index:  CMT or Six-Month LIBOR.
     --------------

     Mortgage Note:  With respect to a Home Equity Loan, the note pursuant to
     -------------
which the related mortgagor agrees to pay the indebtedness evidenced thereby which is secured by the related Mortgage.

     Mortgaged Property:  The underlying property, including real property and
     ------------------
improvements thereon, securing a Home Equity Loan.

     Mortgaged Property State:  As to any Home Equity Loan, the state in which
     ------------------------
the related Mortgaged Property is located.

     Mortgage Rate:  With respect to any Home Equity Loan as of any day, the per
     -------------
annum rate of interest applicable under the related Mortgage Note to the calculation of interest for such day on the Stated Principal Balance.

     Mortgagor:  The obligor or obligors under a Mortgage Note.
     ---------

     Net Liquidation Proceeds:  With respect to any Liquidated Home Equity Loan,
     ------------------------
Liquidation Proceeds net of unpaid Servicing Fees and unreimbursed Other Advances and Advances with respect thereto.

     Net Monthly Excess Cashflow:  With respect to any Distribution Date, the
     ---------------------------
amount, if any, by which (i) the Available Funds for such Distribution Date (less the Premium Amount and Administration Fee for such Distribution Date) exceeds (ii) the sum of (a) the aggregate Interest Distribution Amount for such Distribution Date plus the amount described in clause (b) of the definition of Principal Distribution Amount (calculated for this purpose without regard to any Subordination Increase Amount or portion thereof included therein) and (b) any Reimbursement Amount owed to the Certificate Insurer provided that the Certificate Insurer has not failed to make a payment required under the Certificate Insurance Policy.

     Net Mortgage Rate:  With respect to any Home Equity Loan as to any day, the
     -----------------
Mortgage Rate less the Servicing Fee Rate.

     Non-Performing Home Equity Loans:  Home Equity Loans that are 90 or more
     --------------------------------
days delinquent or that constitute REO Properties.

     Nonrecoverable Advances:  Any portion of an Advance previously made or
     -----------------------
proposed to be made in respect of a Home Equity Loan which has not been previously reimbursed to the Servicer or the Trustee, as the case may be, and which the Servicer or the Trustee determines will not, or in the case of a proposed Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Home Equity Loan. The determination by the Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee and Certificate Insurer detailing the reasons for such determination, or as determined by the Trustee.

     Officer's Certificate:  A certificate signed by the President, an Executive
     ---------------------
Vice President, a Senior Vice President, a First Vice President, a Vice President, Assistant Vice President, the Treasurer, Assistant Treasurer, Assistant Secretary, Controller or Assistant Controller of the Servicer and delivered to the Trustee.

     One-Month LIBOR:  The London interbank offered rate for one-month United
     ---------------
States dollar deposits determined on the basis of the BBA Interest Settlement Rate for one-month deposits in U.S. Dollars as found on Telerate page 3750 as of 11:00 A.M., London time on each Rate Determination Date. "Telerate page 3750" means the display designated as page 3750 on the Dow Jones Markets. If on any Rate Determination Date the Trustee is unable to determine One-Month LIBOR on the basis of the method set forth above, One-Month LIBOR for the next Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rate that New York City banks selected by the Trustee are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such Rate Determination Date to leading European banks. If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided above, One-Month LIBOR for the next Accrual Period will be One-Month LIBOR as determined on the previous Rate Determination Date.

     One-Year CMT Loan:  A CMT Loan having a Mortgage Rate that is fixed for 12
     -----------------
months after the origination thereof before such Mortgage Rate becomes subject to adjustment.

     Opinion of Counsel:  A written opinion of counsel reasonably acceptable to
     ------------------
the Trustee, who may be in-house counsel for the Servicer or the Depositor (except that any opinion relating to the qualification of the Trust as a REMIC or compliance with the REMIC Provisions must be an opinion of independent outside counsel) and who, in the case of opinions delivered to each Rating Agency, is reasonably acceptable to it.

     Optional Termination Date:  Any Distribution Date on or after the date on
     -------------------------
which the Pool Balance is less than 10% of the Cut-Off Date Pool Stated Principal Balance.

     Original Class Certificate Principal Balance:  $219,697,000.
     --------------------------------------------

     Original Home Equity Loans:  The Home Equity Loans identified in Exhibit C
     --------------------------
hereto, and conveyed, transferred, sold and assigned to, and deposited with, the Trustee pursuant to Section 2.01 hereof on the Closing Date.

     Other Advances:  Advances of cash made by the Servicer or the Trustee, as
     --------------
the case may be, to cover delinquent payments of taxes, premiums with respect to Insurance Policies and escrowed items with respect to any Mortgaged Property or for expenditures (including reasonable attorney's fees) incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or Insurance Proceeds in respect of such Mortgaged Property) and of certain losses against which it is indemnified by the Trust.

     Ownership Interest:  As to any Certificate, or security interest in such
     ------------------
Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Pass-Through Margin:  0.18% (18 basis points) per annum until the first
     -------------------
Accrual Period relating to the Distribution Date immediately following the Optional Termination Date and for any Distribution Date thereafter, 0.36% (36 basis points) per annum.

     Pass-Through Rate:  With respect to the Class A Certificates and the first
     -----------------
Accrual Period 5.83625%, and for any subsequent Accrual Period, the lesser of
(x) the sum of (a) One-Month LIBOR and (b) the applicable Pass-Through Margin and (y) the Available Funds Cap.

     Paying Agent:  Any paying agent appointed pursuant to Section 6.05.
     ------------

     Percentage Interest:  As to any Class A Certificate, the percentage
     -------------------
obtained by dividing the principal denomination of such Class A Certificate by the aggregate of the principal denominations of all Class A Certificates. With respect to a Residual Certificate, the portion of the Class evidenced thereby as stated on the face thereof, which shall be either 99.9999% or, but only with respect to the Tax Matters Person Residual Interest held by the Tax Matters Person, 0.0001%.

     Periodic Rate Cap:  With respect to each ARM, the maximum increase or
     -----------------
decrease in the Mortgage Rate permitted for such ARM from the Mortgage Rate in effect as of a Change Date, as set forth on Exhibit C hereto.

     Permitted Investments:  At any time, any one or more of the following
     ---------------------
obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency without regard to the Certificate Insurance Policy or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency without regard to the Certificate Insurance Policy;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency without regard to the Certificate Insurance Policy or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency without regard to the Certificate Insurance Policy;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency without regard to the Certificate Insurance Policy or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency without regard to the Certificate Insurance Policy;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency and the Certificate Insurer at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency without regard to the Certificate Insurance Policy or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency without regard to the Certificate Insurance Policy; and

            (viii) such other investments acceptable to each Rating Agency and the Certificate Insurer as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency without regard to the Certificate Insurance Policy or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency without regard to the Certificate Insurance Policy.

     In no event shall an instrument be an Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     Permitted Transferee:  Any Person other than (i) the United States, or any
     --------------------
State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives describe in Code section 521), (iv) rural electric and telephone cooperatives described in

Code section 1381(a)(2)(C),(v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless or its connection with the conduct of a trade or business within the United States, or a trust for which a court in the United States is able to exercise primary supervision over the trust's administration and for which one or more United States persons have the authority to control all substantial decisions of the trust, and (vi) any other Person so designated by the Trustee based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust to fail to qualify as a REMIC at any time the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

     Person:  Any individual, corporation, partnership, joint venture,
     ------
association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Pool Balance:  With respect to any date, the aggregate of the Stated
     ------------
Principal Balances of all Home Equity Loans as of such date.

     Pool Factor:  With respect to any Distribution Date, the percentage,
     -----------
carried to six places, obtained by dividing the Class Certificate Principal Balance for such Distribution Date by the Original Class Certificate Principal Balance.

     Preference Amount:  Any amount previously distributed to a Class A
     -----------------
Certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Premium Amount:  The amount payable to the Certificate Insurer on any
     --------------
Distribution Date equal to one-twelfth of the product of the Premium Percentage and the Class Certificate Principal Balance of the Class A Certificates for such Distribution Date (before giving effect to any distributions made with respect to principal on such Distribution Date); provided, however, that for any Distribution Date on which the Certificate Insurer has failed to make a payment required under the Certificate Insurance Policy, the Premium Amount will be equal to zero.

     Premium Percentage:  The percentage set forth in the Insurance Agreement.
     ------------------

     Prepayment Assumption:  An assumed rate of prepayment relating to the Class
     ---------------------
A Certificates equal to 120% Fixed Rate PPC for the Fixed Rate Loans and 100% ARM PPC for the ARMs as described in the Prospectus Supplement.

     Prepayment Interest Excess:  With respect to any Distribution Date, amounts
     --------------------------
in respect of interest paid on Principal Prepayments in full received from the 1st day of a month (excluding scheduled interest due on such day) through the day preceding the Determination Date in such month. Such amounts are payable to the Servicer as additional servicing compensation.

     Prepayment Interest Shortfall:  With respect to any Distribution Date, for
     -----------------------------
each Home Equity Loan that was the subject, during the related Prepayment Period, of a Principal Prepayment from the Determination Date of the month preceding such Distribution Date through the last day of such month, an amount equal to the excess, if any, of (i) 30 days' interest on the Stated Principal Balance of such Home Equity Loan at the Mortgage Rate or in the case of a partial Principal Prepayment on the amount of such Principal Prepayment (or at such lower rate as may be in effect for such Home Equity Loan pursuant to application of the Civil Relief Act) over (ii) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment.

     Prepayment Period:  With respect to any Distribution Date, for Principal
     -----------------
Prepayments, the period beginning on the opening of business on the Determination Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-Off Date) and ending on the day preceding the Determination Date in the month in which such Distribution Date occurs.

     Principal Distribution Amount:  With respect to any Distribution Date the
     -----------------------------
lesser of (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Available Funds less the Premium Amount and the Administration Fee for such Distribution Date and (B) any Insured Amount over (ii) the related Interest Distribution Amount for such Distribution Date and (b) the excess of (x) the sum, without duplication, of (i) all Scheduled Monthly Payments with respect to principal of the Home Equity Loans due during the related Due Period that were received by the Servicer on or before the day prior to the related Determination Date or as to which the Servicer made an Advance on the Servicer Advance Date, together with all unscheduled recoveries of principal on the Home Equity Loans received by the Servicer during the related Prepayment Period (excluding certain amounts received in respect of scheduled principal on the Home Equity Loans due after the related Due Date), (ii) the principal portion of the Purchase Price of each Home Equity Loan that either was purchased by the Servicer or repurchased by the Seller during the related Prepayment Period, (iii) any Substitution Adjustment Amounts paid by the Seller during the related Prepayment Period in connection with the substitution of Home Equity Loans, (iv) all Liquidation Proceeds collected by the Servicer during the related Prepayment Period (to the extent such Liquidation Proceeds are related to principal), (v) the amount of any Subordination Deficit for such Distribution Date, (vi) the proceeds received by the Trustee of any termination of the Trust (to the extent such proceeds are related to principal) and (vii) the amount of any Subordination Increase Amount for such Distribution Date (to the extent of any Net Monthly Excess Cashflow available for such purpose); over (y) the amount of any Subordination Reduction Amount for such Distribution Date. In no event will the Principal Distribution Amount with respect to any Distribution Date be less than zero or greater than the then outstanding Class Certificate Principal Balance of the Class A Certificates.

     Principal Prepayment:  With respect to any Distribution Date, any Mortgagor
     --------------------
payment or other recovery of principal on a Home Equity Loan (including all proceeds allocable to principal of any Home Equity Loan or property acquired in respect thereof that has been repurchased by the Depositor or the Seller or purchased by the Servicer) that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Prospectus:  The base prospectus dated April 24, 1998.
     ----------

     Prospectus Supplement:  The prospectus supplement dated April 24, 1998,
     ---------------------
relating to the offering of the Class A Certificates.

     Purchase Price:  As to any Defective Home Equity Loan or defaulted Home
     --------------
Equity Loan purchased or repurchased on any date pursuant to Section 2.02, 2.04 or 3.17, an amount equal to the sum of (i) the unpaid Stated Principal Balance thereof as of the prior Distribution Date, (ii) all unpaid accrued interest thereon computed at the applicable Mortgage Rate to the first day of the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed Advances and Other Advances with respect to such Home Equity Loan; provided, however, that if at the time of repurchase the Seller is the Servicer, the amount described in clause (ii) shall be computed at the Net Mortgage Rate.

     Rate Determination Date:  With respect to the Class A Certificates for the
     -----------------------
first Accrual Period, April 28, 1998. With respect to the Class A Certificates and any Accrual Period thereafter, the second LIBOR Business Day preceding the first day of such Accrual Period.

     Rating Agency: Any nationally recognized statistical credit rating agency,
     -------------
or its successor, that rated the Class A Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are Moody's and S&P. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean P1 in the case of Moody's, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean Aaa in the case of Moody's, AAA in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Loss:  (i) With respect to any Liquidated Home Equity Loan, the
     -------------
amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all amounts recovered (net of amounts reimbursable to the Servicer for related Advances, Other Advances, expenses and Servicing Fees) towards interest and principal owing on such Liquidated Home Equity Loan and (ii) with respect to certain Home Equity Loans the principal balances or the scheduled payments of principal and interest of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction.

     Record Date:  The close of business on the Business Day preceding the
     -----------
related Distribution Date.

     Regular Certificates:  The Class A Certificates.
     --------------------

     Reimbursement Amount:  As of any Distribution Date, the amount of all
     --------------------
Insured Amounts paid by the Certificate Insurer pursuant to the Certificate Insurance Policy and certain other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement (together with interest thereon at the Late Payment Rate) that have not been previously repaid as of such Distribution Date.

     Related Documents:  As defined in Section 2.01.
     -----------------

     Released Mortgaged Property Proceeds:  As to any Home Equity Loan, proceeds
     ------------------------------------
received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with applicable law, second mortgage servicing standards the Servicer would use in servicing second Home Equity Loans for its own account and this Agreement.

     REMIC:  A "real estate mortgage investment conduit" within the meaning of
     -----
Section 860D of the Code.

     REMIC Certificate Maturity Date:  The "latest possible maturity date" of
     -------------------------------
the Class A Certificates as that term is defined in Section 2.10.

     REMIC Change of Law:  Any proposed, temporary or final regulation, revenue
     -------------------
ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

     REMIC Provisions:  Provisions of the federal income tax law relating to
     ----------------
real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     REO Property:  A Mortgaged Property that is acquired by the Servicer on
     ------------
behalf of the Trustee in foreclosure or by deed in lieu of foreclosure.

     Required Subordinated Amount:  With respect to a Distribution Date (x)
     ----------------------------
prior to the Stepdown Date, the amount which is equal to 2.50% of the Cut-Off Date Pool Stated Principal Balance and (y) on or after the Stepdown Date, the lesser of (A) 2.50% of the Cut-Off Date Pool Stated Principal Balance and (B) greatest of (i) 5.00% of the outstanding Pool Balance as of such Distribution Date, (ii) 0.50% of the Cut-Off Date Pool Stated Principal Balance, (iii) the sum of the Stated Principal Balances of the three largest Home Equity Loans and
(iv) two multiplied by the excess of (x) one-half multiplied by the aggregate Stated Principal Balance of the Non-Performing Home Equity Loans over (y) five multiplied by the Net Monthly Excess Cashflow.

     Residential Dwelling:  A one- to four-family dwelling, a unit in a planned
     --------------------
unit development, a unit in a condominium development or a townhouse.

     Residual Certificate:  Any of the Class R Certificates executed and
     --------------------
authenticated by the Trustee substantially in the form set forth in Exhibit B hereto.

     Residual Certificateholder:  The holder of a Residual Certificate.
     --------------------------

     Responsible Officer:  When used with respect to the Trustee, any officer of
     -------------------
the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Seller or Servicer, the President or any Vice President, Assistant Vice President or any Secretary or Assistant Secretary.

     SAIF:  The Savings Association Insurance Fund, as from time to time
     ----
constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

     Scheduled Monthly Payment:  The scheduled monthly payment of principal and
     -------------------------
interest required to be made by a Mortgagor on the related Home Equity Loan without giving effect to any modifications pursuant to Section 3.01(f).

     Seller:  Norwest Mortgage, Inc., a California corporation, or any successor
     ------
thereto.

     Servicer:  Norwest Mortgage, Inc., a California corporation, or any
     --------
successor thereto.

     Servicer Advance Date:  With respect to any Distribution Date, the Business
     ---------------------
Day prior to such Distribution Date.

     Servicer Termination Trigger Event:  The occurrence and continuation of a
     ----------------------------------
Delinquency Trigger Event or Loss Trigger Event.

     Servicing Certificate:  A certificate completed and executed by a Servicing
     ---------------------
Officer on behalf of the Servicer.

     Servicing Compensation:  The Servicing Fee and other amounts to which the
     ----------------------
Servicer is entitled pursuant to Section 3.09.

     Servicing Fee:  The amount payable to the Servicer on any Distribution Date
     -------------
equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Pool Balance as of the preceding Distribution Date. Such amount shall be calculated and payable monthly only from the amounts received in respect of interest on the Home Equity Loans and shall be computed on the basis of the same principal amounts and for the period respecting which any related interest payment on a Home Equity Loans is computed. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

     Servicing Fee Rate:  0.50% per annum.
     ------------------

     Servicing Officer:  Any officer of the Servicer involved in, or responsible
     -----------------
for, the administration and servicing of the Home Equity Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer, as such list may be amended from time to time.

     Six-Month LIBOR:  The London interbank offered rate for six-month U.S.
     ---------------
dollar deposits, as quoted either (a) in The Wall Street Journal, of the edition, if any, specified in the related Mortgage Note, (b) by FNMA or (c) by such other source specified in the related Mortgage Note and available as of the date before the applicable Change Date specified in the related Mortgage Note.

     Six-Month LIBOR Loan:  A LIBOR Loan having a Mortgage Rate that is fixed
     --------------------
for 6 months after the origination thereof before such Mortgage Rate becomes subject to adjustment.

     Special Servicing Agreement:  A Special Servicing and Collateral Fund
     ---------------------------
Agreement between the Servicer and a purchaser of the Residual Certificates not affiliated with the Seller.

     Standard & Poor's or S&P:  Standard & Poor's Ratings Group, a division of
     -----------------    ---
The McGraw-Hill Companies, Inc., or its successor in interest.

     Startup Day:  The day designated as such pursuant to Section 2.09 hereof.
     -----------

     Stated Principal Balance:  As to any Home Equity Loan or related REO
     ------------------------
Property equals (i) as of the Cut-Off Date, the Cut-Off Date Stated Principal Balance thereof, and (ii) as of any Distribution Date after the Cut-Off Date, such Cut-Off Date Stated Principal Balance minus the sum of (a) the principal portion of the Scheduled Payments due with respect to such Home Equity Loan or REO Property during each Due Period ending prior to such Distribution Date which were received by the Servicer as of the day preceding the Determination Date related to such Distribution Date or with respect to which Advances were made on the Business Day prior to such Distribution Date, (b) all Principal Prepayments with respect to such Home Equity Loan or REO Property, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal with respect to such Home Equity Loan or REO Property, which were received by the Servicer as of the day preceding the Determination Date related to such Distribution Date, and (c) any Realized Loss with respect thereto applied by the day preceding the Determination Date relating to such Distribution Date; provided, however, that the Stated Principal Balance of any Home Equity Loan that becomes a Liquidated Home Equity Loan will be zero on the Distribution Date that follows the Prepayment Period in which such Home Equity Loan becomes a Liquidated Loan.

     Stepdown Date:  The Distribution Date occurring in November 2000.
     -------------

     Subordinated Amount: with respect to any Distribution Date is the amount
     --------------------
(not less than zero), if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) the Class Certificate Principal Balance of the Class A Certificates as of such Distribution Date after giving effect to the payment of the Principal Distribution Amount on such Distribution Date.

     Subordination Deficiency Amount:  With respect to any Distribution Date,
     -------------------------------
the amount, if any, by which the Required Subordinated Amount as of such Distribution Date exceeds the Subordinated Amount as of such Distribution Date before taking into account the payment of any related Subordination Increase Amounts on such Distribution Date.

     Subordination Deficit:  With respect to any Distribution Date, the amount,
     ---------------------
if any, by which (i) the aggregate Class Certificate Principal Balance of the Class A Certificates as of such Distribution Date, after giving effect to the payment of the Principal Distribution Amount on such Distribution Date (except for any payment to be made as to principal constituting a related Insured Amount), exceeds (ii) the Pool Balance for such Distribution Date.

     Subordination Increase Amount:  With respect to any Distribution Date is
     -----------------------------
the lesser of (a) the Subordination Deficiency Amount as of such Distribution Date (after taking into account the payment of the Principal Distribution Amount on such Distribution Date (other than the Subordination Increase Amount)) and
(b) the amount of Net Monthly Excess Cashflow on such Distribution Date.

     Subordination Reduction Amount:  With respect to any Distribution Date
     ------------------------------
equals the lesser of (i) the Excess Subordinated Amount for such Distribution Date and (ii) the sum, without duplication, of the amounts specified in clauses
(b)(x)(i) through (iv) and (vi) of the definition of Principal Distribution Amount.

     Subservicer:  Any Person with whom the Servicer has entered into a
     -----------
Subservicing Agreement and who satisfies the requirements set forth in Section 3.01(b) hereof in respect of the qualification of a Subservicer.

     Subservicing Agreement:  Any agreement between the Servicer and any
     ----------------------
Subservicer relating to subservicing and/or administration of certain Home Equity Loans as provided in Section 3.01(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee.

     Substitution Adjustment Amount:  As of the date of substitution by the
     ------------------------------
Seller of one or more Eligible Substitute Home Equity Loans for one or more Home Equity Loans that are removed from the Mortgage Pool, the amount (if any) by which the aggregate principal balance of such Replacement Home Equity Loans is less than the aggregate Stated Principal Balance (after application of the scheduled principal portion of the monthly payments due in the month of substitution) of all such removed Home Equity Loans.

     Tax Matters Person:  The person designated as "tax matters person" in the
     ------------------
manner provided under Treasury regulation (S) 1.860F-4(d) and Treasury regulation (S) 301.6231(a)(7)-1. Initially, this person shall be the Certificate Administrator, the owner of the Tax Matters Person Residual Interest.

     Tax Matters Person Residual Interest:  A 0.0001% Percentage Interest in the
     ------------------------------------
Residual Certificates.

     Termination Price:  Defined in Section 10.01(a).
     -----------------

     Trust:  The trust created by this Agreement, the corpus of which consists
     -----
of the Home Equity Loans, such assets as shall from time to time be deposited in the Collection Account and/or the Certificate Account in accordance with this Agreement, property that secured a Home Equity Loan and that has become REO Property, the Certificate Insurance Policy, certain Insurance Policies maintained by the Mortgagors or the Servicer in respect of the Home Equity Loans and an assignment of the Depositor's rights hereunder and all proceeds of each of the foregoing.

     3/1 CMT Loan:  A CMT Loan having a Mortgage Rate that is fixed for 36
     ------------
months after origination thereof before such Mortgage Rate becomes subject to adjustment.

     Trustee:  First Union National Bank, or any successor Trustee appointed in
     -------
accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

     2/28 LIBOR Loan:  A LIBOR Loan having a Mortgage Rate that is fixed for 24
     ---------------
months after origination thereof before such Mortgage Rate becomes subject to adjustment.

     UCC:  The Uniform Commercial Code, as amended from time to time, as in
     ---
effect in any specified jurisdiction.

     Voting Rights:  As of any date and (i) with respect to the Class A
     -------------
Certificates, 100% minus the fraction (expressed as a percentage) whose numerator is the Required Subordinated Amount on such date and whose denominator is the Pool Balance on such date and (ii) with respect to the Residual Certificates, 100% minus the percentage determined pursuant to clause (i) above.

     Section 1.02.  Interest Calculations.  All calculations of interest
                    ---------------------
hereunder that are made in respect of the Stated Principal Balance of a Home Equity Loan shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest on the Certificates shall be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. The calculation of the Servicing Fee and Administration Fee shall be made on the basis of a 360 day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                  ARTICLE II

                       Conveyance of Home Equity Loans;
                      Original Issuance of Certificates;
                                 Tax Treatment

     Section 2.01.  Conveyance of Home Equity Loans.
                    -------------------------------

     (a) The Seller, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse, all of its right, title and interest in and to each Home Equity Loan, including all interest and principal received or receivable by the Seller on or with respect to the Home Equity Loans after the Cut-Off Date and all interest and principal payments on the Home Equity Loans received prior to the Cut-Off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Home Equity Loans on or before the Cut-Off Date. On or prior to the Closing Date, the Seller shall deliver to the Depositor or, at the Depositor's direction, to the Trustee or other designee of the Depositor, the Mortgage File for each Home Equity Loan listed in the Home Equity Loan Schedule. Such delivery of the Mortgage Files shall be made against payment by the Depositor of the purchase price, previously agreed to by the Seller and Depositor, for the Home Equity Loans. With respect to any Home Equity Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date, the Seller shall deposit into the Distribution Account on or before the Distribution Date relating to the first Distribution Date, an amount equal to one month's interest at the related Mortgage Rate on the Cut-Off Date Stated Principal Balance of such Home Equity Loan.

     (b) The Depositor, concurrently with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee for the use and benefit of the Certificateholders and the Certificate Insurer, without recourse (subject to Sections 2.02 and 2.04), (i) all of its right, title and interest in and to each Home Equity Loan, including its Stated Principal Balance and all collections in respect thereof received after the Cut-Off Date (exclusive of payments in respect of principal and accrued interest due on the Home Equity Loans through and including the Cut-Off
Date); (ii) all other assets included or to be included in the Trust for the benefit of Certificateholders and the Certificate Insurer; and (iii) the Depositor's rights hereunder, including, without limitation, the representations and warranties of the Seller hereunder together with all rights of the Depositor to require the Seller to cure any breach thereof or to repurchase or substitute for any affected Home Equity Loan.

     (c) In connection with such transfer, assignment and conveyance set forth in clause (b) above, the Depositor shall deliver to, and deposit with the Trustee, on or before the Closing Date and the Servicer shall ensure that the Trustee shall maintain the following documents or instruments with respect to each Home Equity Loan (the "Related Documents"):

         (i) the original related Mortgage Note pertaining to such Home Equity Loan endorsed by the respective prior owner of such Home Equity Loan to the Trustee, endorsed by such prior owner "Pay to the order of ___________________ without recourse" and signed, by facsimile or manual signature, in the name of the Seller by a

     Responsible Officer; the Servicer shall assure that the related Mortgage Note shall include all prior and intervening endorsements as are necessary to show a complete chain of endorsements from the respective originator to the respective prior owner of such Home Equity Loan or, in lieu of such Mortgage Note, a Lost Note Affidavit;

          (ii) either the recorded original related Mortgage pertaining to such Home Equity Loan, together with any addenda and riders, certified by the recording office, or, if the related Mortgage is in the process of being recorded, a photocopy of the related Mortgage, certified by a

          (iii) either a recorded original Assignment of the Mortgage from the Seller assigning the related Mortgage to the Trustee, "First Union National Bank, as Trustee for Norwest Asset Acceptance Corporation" certified by the recording office, or, if such Assignment of Mortgage is in the process of being recorded, a photocopy of the related Mortgage transmitted for recordation certified by a Responsible Officer of the Seller to be a true and correct copy of such Assignment of Mortgage submitted for recordation; if recordation is waived by the Servicer pursuant to the provisions of
     Section 2.01(e) hereof, the Trustee will hold such an Assignment of Mortgage in recordable form (which may be assigned in blank);

          (iv) each recorded original intervening Assignment of Mortgage as is necessary to show a complete chain of title from the respective originator to the Seller or, if any such original is unavailable because it is in the process of being recorded, a photocopy of such intervening Assignment of Mortgage certified by a Responsible Officer of the Seller to be a true and correct copy of such intervening Assignment of Mortgage submitted for recordation;

          (v) either an original title insurance policy or a final title condition report pertaining to such Home Equity Loan or, with respect to loans secured by properties in jurisdictions where title policies are not available, the original attorney's opinion of title; in the event that the policy has not been issued or is not otherwise available, (i) a written binding ALTA commitment for such a policy (or a photocopy thereof) issued by the respective title insurance company or (ii) a preliminary title report (or a photocopy thereof) if the Mortgaged Property is in a state designated by the Servicer as a preliminary title report state; and

          (vi) originals of each assumption agreement, modification, written assurance or substitution agreement pertaining to such Home Equity Loan, if any, or, if any such document is in the process of being recorded, a photocopy of such document, certified by a Responsible Officer of the Seller or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of such document transmitted for recordation.

     In instances where the original recorded Mortgage cannot be delivered by the Depositor to the Trustee prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording, the Depositor may in lieu of delivering such original recorded Mortgage, deliver to the Trustee a copy thereof, provided that the Seller certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor. In all such instances, the Depositor will deliver or cause to be delivered the original recorded Mortgage to the Trustee promptly upon receipt of the original recorded Mortgage but in no event later than one year after the Closing Date.

     The Seller hereby confirms to the Trustee that it has caused the portions of the Electronic Ledger relating to the Home Equity Loans to be clearly and unambiguously marked, and has made the appropriate entries in its general accounting records, to indicate that such Home Equity Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the trust created hereunder.

     (d) The parties hereto intend that the transactions set forth herein be a sale (i) by the Seller to the Depositor of all of the Seller's right, title and interest in and to the Home Equity Loans and other property described above and
(ii) by the Depositor to the Trust of all the Depositor's right, title and interest in and to the Home Equity Loans and other property described above. In the event either of the transactions set forth herein is deemed not to be a sale, the Seller hereby grants to the Depositor and the Depositor hereby grants to the Trust a security interest in all of the Depositor's right, title and interest in, to and under the Home Equity Loans and other property described above; and this Agreement shall constitute a security agreement under applicable law.

     (e) The Seller shall, with respect to each Home Equity Loan, deliver, or cause to be delivered, to the Trustee, on or before the Closing Date, a Mortgage File. If any Mortgage or Assignment of Mortgage to the Trustee or any prior Assignment of Mortgage is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by a Responsible Officer of the Seller to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Mortgage File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or Assignment of Mortgage not delivered to the Trustee on the Closing Date.

     In lieu of recording an Assignment of Mortgage the Seller may deliver or cause to be delivered to the Trustee the Assignment of the Mortgage from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Home Equity Loan from claims asserted by any Person other than the Certificateholders or the Certificate Insurer or, in case a court should recharacterize the sale of the Home Equity Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Home Equity Loan. In the event that the Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Home Equity Loan for which recordation of an Assignment of Mortgage has not previously been required, the Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded Assignment of Mortgage to the Servicer for recordation.

     (f) The Trustee agrees to execute and deliver on the Closing Date (or such other date acceptable to the Certificate Insurer) to the Depositor, the Servicer, the Seller, the Certificate Administrator and the Certificate Insurer an Initial Certification in the form annexed hereto as Exhibit J to the effect that, as to each Home Equity Loan listed in the Home Equity Loan Schedule (other than any Home Equity Loan paid in full or any Home Equity Loan specifically identified in such certification as not covered by such certification), the documents described in Section 2.01(c)(i) with respect to such Home Equity Loan are in its possession, and based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Home Equity Loan. The Trustee agrees, for the benefit of Certificateholders and the Certificate Insurer, within 45 days after execution and delivery of this Agreement, to review the Mortgage Files to ascertain that all required documents set forth in Section 2.01(c) and all other documents required to be delivered pursuant to this Agreement with respect to each Home Equity Loan have been executed and received, and that the Mortgage Notes have been endorsed as set forth in Section 2.01(c), and that such documents relate to the Home Equity Loans identified on the Home Equity Loan Schedule and in so doing the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 45-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Home Equity Loans identified in said Home Equity Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of its review notify the Seller and the Depositor, and the Seller shall have a period of 60 days after such notice within which to correct or cure any such defect. Not later than 45 days after the Closing Date, the Trustee shall deliver to the Depositor, the Servicer, the Seller, the Certificate Administrator and the Certificate Insurer (and to any Certificateholder that so requests) a Final Certification in the form annexed hereto as Exhibit K, with any applicable exceptions noted thereon.

     (g) The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in subsection (f) of Section 2.01. Without limiting the effect of the preceding sentence, in reviewing any Mortgage File pursuant to such subsection, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded, but shall not be required to determine whether any Person executing any document is authorized to do so or whether any signature thereon is genuine.

     Section 2.02.  Acceptance by Trustee.  The Trustee hereby acknowledges its
                    ---------------------
receipt of the Certificate Insurance Policy and the sale and assignment of the Home Equity Loans, and, subject to the review and period for delivery provided for in Section 2.01, its receipt of the Mortgage Files, and declares that the Trustee holds and will hold such documents and all amounts received by it thereunder and hereunder in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and the Certificate Insurer. If the Seller is given notice under Section 2.01(f) above and if the Seller does not correct or cure such omission or defect within the 60-day period specified in Section 2.01(f) above, the Seller shall purchase such Home Equity Loan from the Trustee on the Determination Date in the month following the month in which such 60-day period expired at the Purchase Price of such Home Equity Loan or upon the expiration of the 90-day period beginning with the Trustee's notice of the omission or defect if the omission or defect would result in the related Home Equity Loan not being a "qualified mortgage" for purposes of Section 860G(a)(3) of the Code. The Purchase Price for the purchased Home Equity Loan shall be deposited in the Collection Account no later than the Determination Date preceding the applicable Distribution Date or the Business Day preceding the expiration of the 90-day period, as the case may be, and, upon receipt by the Trustee of written notification of such deposit signed by an officer of the Seller, the Trustee shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller or its designee any Home Equity Loan released pursuant hereto. It is understood and agreed that the obligation of the Seller to purchase any Home Equity Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Seller respecting such defect or omission available to the Certificateholders, the Certificate Insurer or the Trustee on behalf of Certificateholders and the Certificate Insurer. An Opinion of Counsel to the effect set forth in Section 2.06(d) shall be delivered to the Trustee in connection with any such repurchase.

     The Servicer, promptly following the transfer of (i) a Defective Home Equity Loan from or (ii) an Eligible Substitute Home Equity Loan to the Trust pursuant to this Section and Section 2.06, as the case may be, shall amend the Home Equity Loan Schedule, appropriately mark the Electronic Ledger and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Home Equity Loan, if applicable.

     Section 2.03.  Representations and Warranties Regarding the Servicer, the
                    ----------------------------------------------------------
Seller and the Certificate Administrator.
----------------------------------------

     (a) The Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders and the Certificate Insurer that, as of the date of execution of this Agreement:

          (i) The Servicer is a corporation duly incorporated and validly existing in good standing under the laws of the State of California;

          (ii) The execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not violate the Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Depositor, the Certificate Administrator and the Seller, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     (b) The Certificate Administrator hereby represents and warrants to the Trustee for the benefit of Certificateholders and the Certificate Insurer that, as of the date of execution of this Agreement:

          (i) The Certificate Administrator is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not violate the Certificate Administrator's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Certificate Administrator is a party or which may be applicable to the Certificate Administrator or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Depositor, the Servicer and the Seller, constitutes a valid, legal and binding obligation of the Certificate Administrator, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Certificate Administrator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Certificate Administrator or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Certificate Administrator's knowledge, threatened against the Certificate Administrator which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     (c) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders and the Certificate Insurer that, as of the date of execution of this Agreement:

          (i) The Seller is a corporation duly incorporated and validly existing in good standing under the laws of the State of California;

          (ii) The execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not violate the Seller's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Servicer, the Certificate Administrator and the Depositor, constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Certificate Administrator or its properties or might have consequences that would affect its performance hereunder;

          (v) The Seller is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement; and

          (vi) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     The representations and warranties set forth in this Section 2.03 shall survive the sale and assignment of the Home Equity Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Servicer, the Certificate Administrator or the Seller, as the case may be, shall cure such breach in all material respects.

     Section 2.04.   Representations and Warranties of the Seller Regarding the
                     ----------------------------------------------------------
Home Equity Loans.    The Seller hereby represents and warrants to the Trustee
-----------------
for the benefit of Certificateholders and the Certificate Insurer that, as of the date of execution of this Agreement, with respect to the Home Equity Loans, or each Home Equity Loan, as the case may be:

               (i) The information set forth in the Home Equity Loan Schedule appearing as Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

               (ii) Immediately prior to the transfer and assignment contemplated by this Agreement, the Seller is the sole owner and holder of the Home Equity Loan, free and clear of any and all liens, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii) The Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances; and, if the Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or home owners association fees; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee, any Mortgage which establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

               (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect; satisfied, cancelled or subordinated the Mortgage in whole or in part, from the lien of the Mortgage; or released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as reflected in a document delivered to the Trustee pursuant to Section 2.01;

               (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds in an amount sufficient to pay for every such item which remains unpaid has been established to the extent permitted by law; and the Seller has not advanced funds or received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the related Mortgage Note or date of disbursement of the Home Equity Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances), so as to affect adversely the value of the Mortgaged Property as security for the Home Equity Loan or the use for which the premises were intended and to the best of the Seller's knowledge, (a) the Mortgaged Property is in good repair (except as a result of the presence, if any, of hazardous wastes or hazardous substances) and (b) there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

               (viii) Except for Home Equity Loans secured by long-term leases, the Mortgaged Property consists of a fee simple estate in real property, all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy) and, to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (ix) The Home Equity Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and the Home Equity Loan is not usurious;

               (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Home Equity Loan under the terms of the related Mortgage Note have been made;

               (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Home Equity Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Home Equity Loans have been complied with;

               (xiv) The proceeds of the Home Equity Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, except for escrow funds for exterior items which could not be completed due to weather; and all costs, fees and expenses incurred in making, closing or recording the Home Equity Loan have been paid, except recording fees with respect to Mortgages not recorded as of the date hereof;

               (xv) The Home Equity Loan (except a T.O.P. Loan (loans originated by Norwest Mortgage or Norwest Funding in connection with the "Title Option Plus" program, as more fully described in the Prospectus under "Loan Programs") and any Home Equity Loan secured by Mortgaged Property located in Iowa as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an ALTA mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Home Equity Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Home Equity Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee and no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (xvi) The Mortgaged Property securing each Home Equity Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Home Equity Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Home Equity Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Home Equity Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (xvii) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Home Equity Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (xix) Each Mortgage Note (other than with respect to a Home Equity Loan, which is a balloon loan) is payable in Scheduled Monthly Payments, resulting in complete amortization of the Home Equity Loan over a term of not more than 360 months;

               (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the mortgagor which would interfere with such right of foreclosure;

               (xxi) To the best of the Seller's knowledge, no mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (xxii)  Each Mortgage Property is located in the United
     States and consists of a one- to four-unit single family residential property which may include a detached home, townhouse, condominium unit, or unit in a planned unit development or a leasehold interest with respect to any of the forgoing;

               (xxiii) As of the Closing Date, the Seller has no actual knowledge that there exists on any Mortgaged Property any hazardous substances, hazard wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation. For purposes of this clause (xxiii), actual knowledge of the Seller means actual knowledge of an officer of the Seller involved in the servicing of the relevant Home Equity Loan. Actual knowledge of the Seller does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof;

               (xxiv) Each Home Equity Loan is a "qualified mortgage" within the meaning of Section 860G of the Code;

               (xxv) An appraisal completed by an independent fee appraiser was performed with respect to each Mortgaged Property and no such appraisal was based solely upon a cost approach analysis;

               (xxvi) Any escrow arrangements established with respect to any Home Equity Loan are in compliance with all applicable local, state and federal laws and are in compliance with the terms of the related Mortgage Note;

               (xxvii) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

               (xxviii) If the Home Equity Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Home Equity Loan.

     (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee and the termination of the rights and obligations of the Servicer pursuant to Section 7.04 or 8.01.

     (c) Upon discovery by the Depositor, the Seller, the Servicer, the Certificate Administrator, the Certificate Insurer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Trust or the Certificateholders in the related Home Equity Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the Seller shall use all reasonable efforts to cure such breach in all material respects or shall purchase from the Trust or substitute an Eligible Substitute Home Equity Loan as provided in Section 2.06 for such Home Equity Loan from the Trust. Any such purchase by the Seller shall be at the Purchase Price, and in each case shall be accomplished in the manner set forth in Section 2.02. It is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Home Equity Loan as to which such a breach has occurred and is continuing shall constitute the sole remedies against the Seller respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. An Officers' Certificate and Opinion of Counsel to the effect set forth in Section 2.06(d) shall be delivered to the Trustee in connection with any such repurchase.

Section 2.05. Representations and Warranties of the Depositor. (a) The Depositor
              ----------------------------------------------
represents and warrants to the Trustee for the benefit of the Certificateholders and the Certificate Insurer that, as of the date of execution of this Agreement:

          (i) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Servicer, the Seller, and the Certificate Administrator, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee of each Home Equity Loan, (x) the Depositor had good and marketable title to each Home Equity Loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature and (y) the Depositor had full authority under all governmental and regulatory bodies having jurisdiction over the ownership of the Home Equity Loan to sell the Home Equity Loan to the Trustee and such transfer will not impair the enforceability of the Home Equity Loans;

          (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Home Equity Loans to the Trustee; and

     (iv) The Depositor has not transferred the Home Equity Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors.

Section 2.06. Substitution of Home Equity Loans. (a) On a Determination Date
              ---------------------------------
within two years following the Closing Date and which is on or before the date on which the Seller would otherwise be required to repurchase a Home Equity Loan under Section 2.02 or 2.04, the Seller may deliver to the Trustee one or more Eligible Substitute Home Equity Loans in substitution for any one or more of the Defective Home Equity Loans which the Seller would otherwise be required to repurchase pursuant to Sections 2.02 or 2.04.

     (b) The Seller shall notify the Servicer and the Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase such Home Equity Loan pursuant to Section 2.02 or 2.04 of its intention to effect a substitution under this Section. On such Determination Date (the "Substitution Date"), the Seller shall deliver to the Trustee (1) the Eligible Substitute Home Equity Loans to be substituted for the Original Home Equity Loans, (2) a list of the Original Home Equity Loans to be substituted for by such Eligible Substitute Home Equity Loans, (3) an Officers' Certificate (A) stating that no failure by the Servicer described in Section 8.01 shall have occurred and be continuing, (B) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and attaching as an exhibit a supplemental Home Equity Loan schedule (the "Supplemental Home Equity Loan Schedule") setting forth the same type of information as appears on the Home Equity Loan Schedule and representing as to the accuracy thereof and (C) confirming that the representations and warranties contained in Section 2.04 are true and correct in all material respects with respect to the Substitute Home Equity Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Sections 2.02, 2.04 and this Section 2.06, (4) an Opinion of Counsel to the effect set forth below and (5) a certificate stating that cash in the amount of the related Substitution Adjustment Amount, if any, has been deposited to the Collection Account. Upon receipt of the foregoing, the Trustee shall release such Original Home Equity Loans to the Seller.

     (c)  Concurrently with the satisfaction of the conditions set forth in
Section 2.06(a) and (b) above and the grant of such Eligible Substitute Home Equity Loans to the Trustee pursuant to Section 2.06(a) above, Exhibit C to this Agreement shall be deemed to be amended to exclude all Home Equity Loans being replaced by such Eligible Substitute Home Equity Loans and to include the information set forth on the Supplemental Home Equity Loan Schedule with respect to such Eligible Substitute Home Equity Loans, and all references in this Agreement to Home Equity Loans shall include such Eligible Substitute Home Equity Loans and be deemed to be made on or after the related Substitution Date, as the case may be, as to such Eligible Substitute Home Equity Loans.

     (d) In connection with any Home Equity Loan that the Seller is required to purchase or replace, the Seller shall deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such purchase or substitution will not cause (x) any federal tax to be imposed on the Trust, including without limitation, any Federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start-up day" under
Section 860G(d)(1) of the Code or (y) any portion of the Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that such opinion indicates that a repurchase or substitution will result in the imposition of a prohibited transaction tax, give rise to net taxable income or be deemed a contribution to the REMIC after the "start-up day", the Seller shall not be required to repurchase or replace any such Home Equity Loan unless and until the Servicer has determined there is an actual or imminent default with respect thereto or that such defect or breach adversely affects the enforceability of such Home Equity Loan. Notwithstanding anything to the contrary herein, an Opinion of Counsel under this Section 2.06(d) shall not be required with respect to the purchase or replacement of a Home Equity Loan if such replacement occurs within three months of the Startup Day, or with respect to a purchase or replacement (i) if the Home Equity Loan that is being purchased or replaced is in default, or default of such Home Equity Loan is reasonably foreseeable, or (ii) the Home Equity Loan does not conform to a customary representation or warranty given by the Seller or prior owner of the Home Equity Loan regarding the characteristics of such Home Equity Loan, or the characteristics of the pool of Home Equity Loans of which the Home Equity Loan is a part.

     Section 2.07. Execution and Authentication of Certificates. The Trustee on
                   --------------------------------------------
behalf of the Trust shall cause to be executed, authenticated and delivered on the Closing Date to or upon the order of the Depositor, in exchange for the Home Equity Loans, concurrently with the sale, assignment and conveyance to the Trustee of the Home Equity Loans, the Class A Certificates in authorized denominations and the Residual Certificates, together evidencing the ownership of the entire Trust.

Section 2.08. Designation of Interests in REMIC. The Residual Certificates are
              ---------------------------------
hereby designated as the single class of "residual interests" in the Trust for purposes of the REMIC Provisions. The Class A Certificates are hereby designated as "regular interests" in the Trust for purposes of the REMIC Provisions.

     Section 2.09. REMIC Startup Day and Certificate Maturity Date. The Startup
                   -----------------------------------------------
Day of the REMIC for purposes of Section 860G(a)(9) of the Code is April 30, 1998, and solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the Class A Certificates is the Distribution Date in April 2028.

     Section 2.10. Tax Returns and Reports to Certificateholders. (a) For
                   ---------------------------------------------
federal income tax purposes, the Trust shall have a calendar year and shall maintain its books on the accrual method of accounting.

     (b) The Certificate Administrator shall prepare or cause to be prepared, execute and deliver, either directly or indirectly through the Servicer or the Trustee, to the Servicer or Certificateholders, as applicable, any income tax information returns for each taxable year with respect to the Trust containing such information at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the Trust and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within thirty (30) days of the Closing Date, the Certificate Administrator shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code. Such federal, state, or local income tax or information returns shall be signed by the Certificate Administrator, or such other Person as may be required to sign such returns by the Code or state or local tax laws, regulations, or rules.

     (c) In the first federal income tax return of the Trust for its short taxable year ending December 31, 1998, REMIC status shall be elected with respect to all assets of the Trust for such taxable year and all succeeding taxable years and the Class A Certificates and Residual Certificate shall be designated as the "regular interests" and "residual interest" in the REMIC, respectively.

     (d) The Certificate Administrator will maintain or cause to be maintained such records relating to the Trust, including but not limited to the income, expenses, assets and liabilities of the Trust, and the fair market value and adjusted basis of the Trust property and assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

     (e) The Servicer, upon request, shall promptly furnish the Certificate Administrator with all such information as may be required in connection with the Certificate Administrator's obligations pursuant to this Section 2.10.

     Section 2.11. Tax Matters Person. The tax matters person with respect to
                   ------------------
the Trust shall be the Certificate Administrator. The Certificate Administrator shall at all times hold the Tax Matters Person Residual Interest and shall have the same duties with respect to the Trust as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. Each holder of a Residual Certificate shall be deemed to have agreed, by acceptance thereof, to be bound by this Section 2.11.

     Section 2.12. REMIC Related Covenants. For as long as the Trust shall
                   -----------------------
exist, the Trustee and the Certificate Administrator shall act in accordance herewith to assure continuing treatment of the Trust as a REMIC and avoid the imposition of tax on the Trust. In particular:

     (a) Neither the Trustee nor the Certificate Administrator shall create, or permit the creation of, any "interests" in the Trust within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Class A Certificates and the Residual Certificates.

     (b) Except as otherwise provided in the Code, the Depositor shall not grant and the Trustee shall not accept property unless (i) substantially all of the property held in the Trust constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the Trust after the Startup Day unless such grant would not subject the Trust to the 100% tax on contributions to a REMIC after the Startup Day of the REMIC imposed by Code
Section 860G(d).

     (c) The Trustee shall not accept on behalf of the Trust any fee or other compensation for services (other than as otherwise provided herein) and shall not accept on behalf of the Trust any income from assets other than those permitted to be held by a REMIC.

     (d) The Trustee shall not sell or permit the sale of all or any portion of the Home Equity Loans (other than in accordance with Section 2.02, 2.04 or 3.17), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article VIII.

     (e) The Trustee and the Certificate Administrator shall maintain books with respect to the Trust on a calendar year taxable year and on an accrual basis.

     (f) Upon filing with the Internal Revenue Service, the Certificate Administrator shall prepare and the Trustee shall furnish to the Holders of the Class R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificates with respect to the following matters:

          (i) The original projected principal and interest cash flows on the Closing Date on each class of regular and residual interests created hereunder and on the Home Equity Loans, based on the Prepayment Assumption;

          (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each class of regular and residual interests created hereunder and the Home Equity Loans, based on the Prepayment Assumption;

          (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

          (iv) The original issue discount (or, in the case of the Home Equity Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of regular or residual interests created hereunder and with respect to the

     Home Equity Loans, together with each constant yield to maturity used in computing the same;

          (v) The treatment of losses realized with respect to the Home Equity Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Home Equity Loans;

          (vi) The amount and timing of any non-interest expenses of the REMIC; and

          (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

     In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contribution to the Trust after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax (other than any minimum tax imposed by Sections 24874 and 23153 of the California Revenue and Taxation Code) is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of any of its obligations under this Agreement, (iii) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under this Agreement, or otherwise or (iv) the Holders of the Class R Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the Holders of the Class R Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Class R Certificates on any Distribution Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor). Any tax imposed on the Trust Fund by Sections 24874 and 23153 of the California Revenue and Taxation Code shall be timely paid by the Trustee out of its own funds without right of reimbursement therefor if such taxes arise solely from the Trustee's presence in California, and otherwise by the Servicer.

     The Trustee shall not engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing clauses (b), (c) and (d), provided that the Seller shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a contribution or prohibited transaction tax on the Trust and will not disqualify the Trust from treatment as a REMIC; and provided, that the Seller shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the holders of the Certificates, the Certificate Insurer and the Trustee and that such action will not adversely impact the rating of the Certificates.

     (g) The Certificate Administrator shall pay out of its own funds, without any right of reimbursement, any and all tax related expenses of the Trust (including, but not limited to, tax return preparation and filing expenses and any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any Opinion of Counsel required pursuant to Sections 2.06, 3.07 and 10.02 and other than taxes except as specified herein.

                                  ARTICLE III

                         Administration and Servicing
                             of Home Equity Loans

     Section 3.01. The Servicer. (a) It is intended that the Trust formed
                   ------------
hereunder shall constitute, and that the affairs of the Trust shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" ("REMIC") as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust, except as provided in Article X.

     (b) The Servicer, as independent contract servicer, shall service and administer the Home Equity Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Subservicing Agreements for any servicing and administration of Home Equity Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (1)
(x) has been designated an approved Seller and Servicer by FHLMC or FNMA, or (y) is an affiliate of the Servicer, or (2) is otherwise approved by the Certificate Insurer and the Class A Certificateholders aggregating 51% of the Percentage Interests thereof. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Home Equity Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder. Notwithstanding the foregoing, (i) each Subservicer must be consented to by the Certificate Administrator (which consent shall not be unreasonably withheld) and (ii) without the consent of the Certificate Administrator, the Servicer may not engage more than two Subservicers at any one time.

     (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable for the servicing and administering of the Home Equity Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Home Equity Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Home Equity Loans when the Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     (d) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Home Equity Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.01(e). The Servicer shall be solely liable for all fees owed by it to any Subservicer irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

     (e) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Trustee or designee elects to terminate any Subservicing Agreement. If the Trustee does not terminate a Subservicing Agreement, the Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements with regard to events that occurred prior to the date the Servicer ceased to be the Servicer hereunder. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Home Equity Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

     (f) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Home Equity Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificate Insurer or the Certificateholders, provided, however, that the Servicer may not, without the consent of the Certificate Insurer, permit any modification with respect to any Home Equity Loan that would change the Mortgage Rate or the Gross Margin, defer or forgive the payment of any principal or interest or extend the final maturity date on the Home Equity Loan. Notwithstanding the foregoing, the Servicer may, if (x) the Mortgagor is in default with respect to the Home Equity Loan, or such default is, in the judgment of the Servicer, imminent, and (y) such modification would not cause the REMIC to be disqualified or otherwise cause a tax to be imposed on the REMIC, modify the Home Equity Loan to capitalize outstanding Advances and/or Other Advances (each, a "Capitalized Advance ") on a Home Equity Loan and reamortize the sum of the Stated Principal Balance of such Home Equity Loan and the related Capitalized Advance over the remaining term to maturity of such Home Equity Loan; provided that, without the consent of the Certificate Insurer, which consent shall not be unreasonably withheld, Home Equity Loans with Stated Principal Balances in the aggregate of no more than 3.0% of the Cut-Off Date Pool Stated Principal Balance shall be modified by the Servicer in such manner. No costs incurred by the Servicer or any Subservicer in respect of Other Advances shall for the purposes of distributions to Certificateholders be added to the amount owing under the related Home Equity Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee, the Certificate Insurer and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Home Equity Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Home Equity Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering Home Equity Loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions and giving due consideration to the Certificate Insurer, and the Certificateholders' reliance on the Servicer.

     (g) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 7.04, after receipt by the Trustee of the Opinion of Counsel required pursuant to Section 7.04, the Trustee or its designee shall assume all of the rights and obligations of the Servicer, subject to Section 8.02 hereof. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee all documents and records relating to the Home Equity Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

     (h) The Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

     Section 3.02. Collection of Certain Home Equity Loan Payments. (a) The
                   -----------------------------------------------
Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to Home Equity Loans in its servicing portfolio comparable to the Home Equity Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Home Equity Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid for no more than 180 days; provided such arrangement is
                                          --------
consistent with the Servicer's policies with respect to the Home Equity Loans it owns or services; provided, further, that notwithstanding such arrangement such
                  --------  -------
Home Equity Loans will be included in the monthly information prepared by the Certificate Administrator and delivered by the Certificate Administrator to the Trustee pursuant to Section 5.05.

     (b) The Servicer shall establish and maintain a separate trust account (the "Collection Account") on behalf of the Certificateholders and the Certificate Insurer. The Collection Account shall be an Eligible Account. The Servicer shall deposit into the Collection Account daily, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-Off Date (to the extent not applied in computing the Cut-Off Date Principal Balance thereof) (without duplication):

          (i) all payments on account of principal on the Home Equity Loans, including all Principal Prepayments;

          (ii) all payments on account of interest on the Home Equity Loans (other than interest due on the Home Equity Loans through and including the Cut-Off Date);

          (iii) all Net Liquidation Proceeds, net of Excess Proceeds;

          (iv)  all Insurance Proceeds;

          (v)   all Released Mortgaged Property Proceeds; and

          (vi)  all amounts deposited pursuant to a Special Servicing Agreement.

provided, however, with respect to each Due Period, the Servicer shall be permitted to retain from payments in respect of interest on the Home Equity Loans, the Servicing Fee for such Due Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Excess Proceeds, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

     The Servicer may invest any funds in the Collection Account in Permitted Investments (including obligations of the Servicer or any of its Affiliates, if such obligations otherwise qualify as Permitted Investments) pursuant to Section 5.08.

     Section 3.03. Withdrawals from the Collection Account and Deposits to the
                   -----------------------------------------------------------
Certificate Account.
-------------------

     (a) The Servicer (or the Depositor or the Seller, as applicable, in the case of clause (vi) below) may from time to time make withdrawals from the Collection Account for the following purposes:

          (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with
     Section 3.09, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.09;

          (ii) to reimburse the Servicer or the Trustee for Advances made by it with respect to the Home Equity Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Home Equity Loan(s) (including, for this purpose, Insurance Proceeds or Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Home Equity Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse the Servicer or the Trustee for any Nonrecoverable Advance previously made;

          (iv) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

          (v) to pay the Servicer any unpaid Servicing Fees and to reimburse the Servicer or the Trustee for any unreimbursed Other Advances, the Servicer's and the Trustee's right to reimbursement of Other Advances pursuant to this subclause (v) with respect to any Home Equity Loan being limited to amounts received on particular Home Equity Loan(s) (including, for this purpose, Insurance Proceeds, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.09 or Section 3.16;

          (vi) to pay to the Seller or the Servicer, as applicable, with respect to each Home Equity Loan or property acquired in respect thereof that has been purchased or repurchased pursuant to Section 2.02, 2.03 or 3.07, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such purchased or repurchased Home Equity Loan;

          (vii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and

          (viii) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 10.01 hereof.

     (b) On or before 1:00 p.m. on each Servicer Advance Date, or by the close of business on such date in the case of an Advance made by the Trustee, the Servicer shall remit to the Trustee for deposit into the Certificate Account the following payments to be made by the Servicer:

          (i) any amounts payable in connection with the repurchase by the Seller or purchase by the Servicer of any Home Equity Loan and the amount of any Substitution Adjustment Amount pursuant to Sections 2.02, 2.04, 2.06 and 3.17; and

          (ii) any amount required to be deposited in the Certificate Account pursuant to Sections 3.05, 3.07, 3.16, 3.17, 5.04, 5.08 or 10.01.

     In addition, no later than 12:00 noon New York time on the Servicer Advance Date, the Servicer shall withdraw from the Collection Account the amount of Available Funds, to the extent on deposit, and the Servicer shall deposit such amount in the Certificate Account.

     Section 3.04.  Maintenance of Hazard Insurance; Property Protection
                    ----------------------------------------------------
Expenses. The Servicer shall cause to be maintained for each Home Equity Loan
--------
fire and hazard insurance naming the Servicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Home Equity Loan from time to time and (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property and (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis at the time of such foreclosure, fire and or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Other Advances to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Home Equity Loan shall include flood insurance to the extent such flood insurance is available and the Servicer has determined such insurance to be necessary in accordance with accepted Home Equity Loan servicing standards. All such flood insurance shall be in amounts equal to the least of the amount in clause (i) above, clause (ii) above and the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Home Equity Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     Section 3.05.  Maintenance of Mortgage Impairment Insurance Policy.  In the
                    ---------------------------------------------------
event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy rating of A:VIII or better in Best's Key Rating Guide, insuring against fire and hazards of extended coverage on all of the Home Equity Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Home Equity Loans without co-insurance, and otherwise complies with the requirements of Section 3.04, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 3.04, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.04, and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the difference, if any, between the amount that would have been payable under a policy complying with Section 3.04 and the amount paid under such blanket policy. Upon the request of the Trustee, the Certificate Insurer or any Certificateholder, the Servicer shall cause to be delivered to the Trustee or such Certificateholder, as the case may be, a certified true copy of such policy. In connection with its activities as administrator and servicer of the Home Equity Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Certificate Insurer and Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

     Section 3.06.  Fidelity Bond.  The Servicer shall maintain with a
                    -------------
responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount acceptable to FNMA or FHLMC or otherwise in an amount as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Home Equity Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Home Equity Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.06 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee, the Certificate Insurer or any Certificateholder, the Servicer shall cause to be delivered to the Trustee, the Certificate Insurer or such Certificateholder a certified true copy of such fidelity bond and insurance policy.

     Section 3.07.  Management and Realization Upon Defaulted Home Equity Loans.
                    -----------------------------------------------------------
The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Certificate Insurer solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Certificate Insurer.

     The Servicer shall cause to be deposited, no later than two Business Days after the receipt thereof, in the Collection Account, all revenues received with respect to the related REO Property and shall retain therefrom funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

     The disposition of REO Property shall be carried out by the Servicer for cash at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Certificateholders and the Certificate Insurer and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of sale of the REO Property shall be promptly and in no event later than two Business Days after the receipt thereof deposited in the Collection Account, net of Excess Proceeds and of any related unreimbursed Other Advances, accrued and unpaid Servicing Fees and unreimbursed Advances payable to the Servicer in accordance with Section 3.03, for distribution to the Certificateholders in accordance with Section 5.01 hereof.

     Subject to Section 3.18, the Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Home Equity Loans as come into and continue in default when no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.02 subject to the provisions contained in the last paragraph of this
Section 3.07.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which may be the Servicer) on behalf of Certificateholders and the Certificate Insurer.

     In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Home Equity Loan, the Servicer shall (i) dispose of such

Mortgaged Property within three years from the close of the taxable year of its acquisition (the "grace period") or (ii) prior to the expiration of any extension to such grace period which is requested on behalf of the Trust by the Servicer, the Trustee or the Certificate Administrator (at the expense of the Trust) more than 60 days prior to the end of such grace period and granted by the Internal Revenue Service, unless the Servicer shall have received an Opinion of Counsel to the effect that the holding of such Mortgaged Property subsequent to the expiration of the grace period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust, and (ii) no construction shall take place on such Mortgaged Property in such a manner or pursuant to any terms, in either case, that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than the grace period is permitted under this Agreement and is necessary to sell any REO Property, the Servicer shall give appropriate notice to the Trustee, the Certificate Insurer and the Certificateholders and shall report monthly to the Trustee as to the progress being made in selling such REO Property.

     Nothing in this Section shall affect the Servicer's right to deem certain advances proposed to be made Nonrecoverable Advances. For the purpose of this
Section 3.07, actual knowledge of the Servicer means actual knowledge of a Responsible Officer of the Servicer involved in the servicing of the relevant Home Equity Loan. Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

     Section 3.08.  Trustee to Cooperate.  Upon any Principal Prepayment in
                    --------------------
full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the related Assignment of Mortgage has been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Home Equity Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release, in the form annexed hereto as Exhibit I, signed by a Servicing Officer, release the related Mortgage File to the Servicer, and the Trustee shall execute such documents, in the forms provided by the Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such Request for Release shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Home Equity Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Request for Release shall be released by the Trustee to the Servicer.

     In order to facilitate the foreclosure of the Mortgage securing any Home Equity Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the Trustee by the Servicer to assign such Home Equity Loan for the purpose of collection to the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Home Equity Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Excess Proceeds, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Home Equity Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Home Equity Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.

     Section 3.09.  Servicing Compensation; Payment of Certain Expenses by
                    ------------------------------------------------------
Servicer and the Trustee.  Subject to Section 5.04, the Servicer shall be
------------------------
entitled to retain the Servicing Fee in accordance with Section 3.02 as compensation for its services in connection with servicing the Home Equity Loans. Moreover, additional servicing compensation in the form of all Prepayment Interest Excess, late payment charges, assumption fees, prepayment penalties and other similar charges, including, without limitation, Excess Proceeds and investment income on amounts on deposit in the Collection Account, shall be retained by the Servicer. The Servicer will be required to pay all expenses incurred in connection with the servicing of the Home Equity Loans, including, without limitation, payment of the hazard insurance policy premiums. To the extent the Servicer fails to make an advance on account of taxes or insurance premiums with respect to a Home Equity Loan, the Trustee shall, if the Trustee knows of any such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. The Servicer and the Trustee, as applicable, will be entitled, in certain circumstances, to reimbursement from the Collection Account of (i) Advances and
(ii) Other Advances pursuant to Section 3.03(a)(ii) and (iv). Neither the Servicer nor the Trustee shall be entitled to reimbursement for any other expenses therefor except as specifically provided herein.

     Section 3.10.  Annual Statement as to Compliance.  (a) The Servicer shall
                    ---------------------------------
deliver to the Trustee, the Rating Agencies and the Certificate Insurer on or before April 30 of each year, an Officer's Certificate, certifying that (i) such officer has reviewed the activities of the Servicer during the preceding calendar year or portion thereof and its performance under this Agreement and
(ii) to the best of such officer's knowledge, based on such review, the Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Servicer to the Trustee.

     (b) The Servicer shall deliver to the Trustee, the Depositor, the Certificate Insurer and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become an Event of Default.

     Section 3.11.  Annual Servicing Report.  Not later than 120 days following
                    -----------------------
the end of the Servicer's fiscal year, beginning in 1999, the Servicer, at its expense, shall cause a firm of independent certified public accountants reasonably acceptable to the Trustee and the Certificate Insurer to furnish a letter or letters to the Trustee, the Depositor, the Seller, the Certificate Insurer and the Certificate Administrator to the effect that on the basis of an examination of certain documents and records relating to the mortgage loans being serviced by the Servicer conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of this Agreement or other similar agreements, except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as are set forth in such statement.

     Section 3.12.  Access to Certain Documentation and Information Regarding
                    ---------------------------------------------------------
the Home Equity Loans.  (a)  The Servicer shall provide to the Trustee,
---------------------
Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Home Equity Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

     (b) The Servicer shall supply information in such form as the Trustee and the Certificate Administrator shall reasonably request to the Trustee, the Certificate Administrator and the Paying Agent, on or before the start of the Determination Date for the applicable Distribution Date, as is required in the Trustee's reasonable judgment to enable the Paying Agent, the Certificate Administrator or the Trustee, as the case may be, to make required distributions and to furnish the required reports to Certificateholders and the Certificate Insurer and to make any claim under the Certificate Insurance Policy.

     Section 3.13.  Maintenance of Certain Servicing Insurance Policies.  The
                    ---------------------------------------------------
Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of the Federal National Mortgage Association for persons performing servicing for mortgage loans purchased by such Association.

     Section 3.14.  Reports to the Securities and Exchange Commission.  The
                    -------------------------------------------------
Certificate Administrator shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.
Upon the request of the Certificate Administrator, each of the Seller, the Servicer, the

Trustee and the Depositor shall cooperate with the Certificate Administrator in the preparation of any such report and shall provide to the Certificate Administrator in a timely manner all such information or documentation as the Certificate Administrator may reasonably request in connection with the performance of its duties and obligations under this Section.

     Section 3.15.  Reports of Foreclosures and Abandonments of Mortgaged
                    -----------------------------------------------------
Property, Returns Relating to Mortgage Interest Received from Individuals and
-----------------------------------------------------------------------------
Returns Relating to Cancellation of Indebtedness.  The Servicer shall make
------------------------------------------------
reports of foreclosures and abandonments of any Mortgaged Property for each year beginning in 1999. The Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Home Equity Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

     Section 3.16.  Advances.  (a) If, on any Determination Date, payments of
                    --------
principal and interest due on any Home Equity Loan during the related Due Period have not been received, on each Servicer Advance Date, the Servicer shall remit to the Trustee for deposit in the Certificate Account an amount (as indicated in the Remittance report prepared pursuant to Section 5.05), to be distributed on the related Distribution Date pursuant to Section 5.01, equal to the aggregate of payments of principal and interest (net of the Servicing Fees) on the Home Equity Loans that were due during the related Due Period and not received as of the day preceding the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance were an advance to be made with respect thereto; such sum being defined herein as the "Advance." With respect to any Home Equity Loan for which a modification resulted in a Capitalized Advance, the amount of Advances outstanding with respect to such Home Equity Loan shall be reduced by an amount equal to such Capitalized Advance. In the event the Servicer fails to make any required Advance on a Home Equity Loan as required by this Section 3.16(a), the Trustee shall, to the extent permitted by Section 3.16(d), make such Advance on the related Servicer Advance Date to the extent provided hereby.

     (b) In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any Amount Held for Future Distributions has been used by the Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Collection Account to the Certificate Account. Any funds so applied and transferred shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Business Day immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer and the Trustee shall each be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Sections 3.03 and 3.09, as applicable. The Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Collection Account and remit to the Trustee any amounts to which the Trustee is entitled pursuant to Section 3.03(b)(ii), (iii) and (v). The obligation to make Advances with respect to any Home Equity Loan shall continue until such Home Equity Loan is paid in full or the related

Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 3.16.

     (c) Notwithstanding anything herein to the contrary, no Other Advance or Advance shall be required to be made hereunder if the Servicer or the Trustee determines that such Other Advance or Advance would, if made, constitute a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Servicer as set forth in any certificate of the Servicer delivered pursuant to this Section 3.16.

     (d) Notwithstanding anything herein to the contrary, the Trustee shall not be required to make any Advances if prohibited by law.

     Section 3.17.  Optional Purchase of Defaulted Home Equity Loans.  The
                    ------------------------------------------------
Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Servicer and the Trustee) to purchase for its own account from the Trust any Home Equity Loan which is (i) 90 days or more delinquent or
(ii) for which it is reasonably foreseeable that a delinquency of 90 days or more is imminent in the manner and at the price specified in Section 2.02. The Purchase Price for any Home Equity Loan purchased hereunder shall be deposited in the Certificate Account and the Trustee, upon receipt of such deposit, shall release or cause to be released to the purchaser of such Home Equity Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Home Equity Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Home Equity Loan any Home Equity Loan released pursuant hereto and the purchaser of such Home Equity Loan shall succeed to all the Trustee's right, title and interest in and to such Home Equity Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Home Equity Loan shall thereupon own such Home Equity Loan, and all security and documents, free of any further obligation to the Trustee, the Certificate Insurer or the Certificateholders with respect thereto.

     Notwithstanding the foregoing, unless otherwise agreed to by the Certificate Insurer, the Servicer may only exercise its option pursuant to this Section with respect to the Home Equity Loan or Home Equity Loans that have been delinquent for the longest period at the time of such repurchase.

     Section 3.18.  Special Servicing.  The Servicer with the consent of the
                    -----------------
Certificate Insurer (which consent shall not be unreasonably witheld) may enter into a special Servicing Agreement with an unaffiliated holder of at least a 51% Percentage Interest of the Class R Certificates, such agreement to be substantially in the form of Exhibit I hereto or subject to each Rating Agency's acknowledgment that the ratings of the Class A Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Class A Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement (without regard to the Certificate Insurance Policy). Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Home Equity Loans and will contain provisions for the deposit of cash by the holder of the related Class R Certificates that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

     Section 3.19.  Assumption Agreements.  When a Mortgaged Property has been
                    ---------------------
or is about to be conveyed by the Mortgagor, the Servicer shall, except in the circumstances described below, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Home Equity Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note applicable thereto, unless: (i) the exercise of such rights is not permitted by applicable law, (ii) would materially increase the risk of default or delinquency on, or materially decrease the security for, such Home Equity Loan or (iii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Property to assume the Loan. If these conditions are not met or if the Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Loan is a Home Equity Loan insured by the FHA, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law, the Mortgagor remains liable thereon. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 3.18, the Servicer shall not change the Mortgage Rate or the Scheduled Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Home Equity Loan. Notwithstanding the foregoing, certain of the Mortgages or Mortgage Notes of the related Home Equity Loans may contain provisions pursuant to which the Servicer may not exercise a "due-on-sale" clause if (a) the borrower causes to be submitted to the Servicer the information required by Servicer to evaluate the intended transferee as if a new loan were being made to the transferee and (b) the Servicer reasonably determines that the Servicer's security will not be impaired by the loan assumption by the transferee and that the risk of a breach of covenant or agreement is acceptable to the Servicer. To the extent permitted by applicable law, such assumption will not release the original Mortgagor from its obligation under any such Home Equity Loan.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach of any other violation of its obligations hereunder by reason of any assumption of a Home Equity Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

     Section 3.20.  Payment of Taxes, Insurance and Other Charges.  With
                    ---------------------------------------------
respect to each Home Equity Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

     With respect to each Home Equity Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.

     Section 3.21.  The Certificate Administrator.  (a) The Certificate
                    -----------------------------
Administrator shall prepare tax and remittance reports for the Certificateholders and calculate amounts distributable on the Certificates on each Distribution Date.

     (b) The Certificate Administrator will have the right to assign its rights and delegate its duties and obligations under this Agreement, provided that (i) the purchaser or transferee accepting such assignment or delegation is satisfactory to the Trustee and the Certificate Insurer in the reasonable exercise of its respective judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Certificate Administrator under this Agreement from and after the date of such agreement; and (ii) the ratings assigned by each Rating Agency to the Class A Certificates in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Class A Certificates would not be placed on credit review status (except for possible upgrading) by any such Rating Agency (without regard to the Certificate Insurance Policy). The Certificate Administrator will be released from its obligations under this Agreement upon any such assignment and delegation, except that the Certificate Administrator will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i) and (ii) above are met.

                                   ARTICLE IV

                                   [RESERVED]





                                   ARTICLE V

                           Payments and Statements to
                Certificateholders; Rights of Certificateholders

     Section 5.01.  Distributions.  On each Distribution Date, the Trustee shall
                    -------------
withdraw the Available Funds, together with any amount representing Insured Amounts, to the extent on deposit, from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date in the following order of priority and from the indicated source of funds, in each case to the extent of the amounts on deposit in the Certificate Account (provided that any Insured Amounts only be applied to pay the Holders of the Class A Certificates in accordance with the terms of the Certificate Insurance Policy as described below) in the following order of priority:

     A. from the Available Funds and any Insured Amount in the following order of priority:

          (i) to the Certificate Administrator, the Administration Fee, and any investment earnings on funds in the Certificate Account;

          (ii) to the Certificate Insurer, the Premium Amount (except during the continuation of a Certificate Insurer Default);

          (iii) to the Class A Certificateholders, an amount equal to the Interest Distribution Amount for the Class A Certificates;

          (iv) to the Class A Certificateholders, an amount equal to the Principal Distribution Amount (excluding any Subordination Increase Amount included therein); and

          (v) to the Certificate Insurer, the Reimbursement Amount (unless the Certificate Insurer has failed to make a payment and continues in default of any such payment under the Certificate Insurance Policy, in which event the Reimbursement Amount will be paid after the distributions required to be made pursuant to paragraph B. below).

     B. On any Distribution Date, to the extent that there are Available Funds remaining after making distributions required to be made pursuant to paragraph
A. (i) - (v) above, such amount shall be distributed to the Holders of the Class A Certificates until the Subordinated Amount on such Distribution Date is equal to the Required Subordinated Amount on such Distribution Date.

     C. On any Distribution Date, to the extent there are Available Funds remaining after making distributions required to be made pursuant to Paragraphs
A. and B. above, such amount shall be paid to the Class A Certificateholders, in an amount equal to the Basis Risk Carryover Amount.

     D. On any Distribution Date, to the extent there are Available Funds remaining after making distributions required to be made pursuant to Paragraphs A., B., and C. above, such amount shall be distributed to Holders of the Residual Certificates.

     (a) Method of Distribution.  The Trustee shall make distributions in
         ----------------------
respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by a Certificateholder delivered to the Trustee at least seven Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depository or such Certificateholder owns of record one or more Certificates of a Class aggregating at least $1,000,000 Original Class Certificate Principal Balance or in the case of the Class R Certificates, at least 51% Percentage Interest). Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

     (b) Distributions on Book-Entry Certificates.  Each distribution with
         ----------------------------------------
respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor, the Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

     Section 5.02.  Calculation of the Pass-Through Rate.  On the second LIBOR
                    ------------------------------------
Business Day preceding the Closing Date, the Trustee shall have determined One-Month LIBOR and the Pass-Through Rate for the first Distribution Date. On the second LIBOR Business Day immediately preceding each subsequent Distribution Date (referred to in this sentence as the "current Distribution Date") the Trustee shall determine One-Month LIBOR and the Pass-Through Rate for the Distribution Date next succeeding such current Distribution Date and inform the Servicer (at the facsimile number given to the Trustee in writing) of such rate.

     Section 5.03.  The Certificate Insurance Policy.    (a)  On each Servicer
                    --------------------------------
Advance Date, the Trustee shall determine with respect to the related Distribution Date the Available Funds for such Distribution Date.

     (b) If for any Distribution Date the Trustee determines that an Insured Amount is due, the Trustee shall complete a Notice in the form of Exhibit A to the Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 12:00 noon New York City time on the Business Day prior to the Distribution Date as a claim for that portion of an Insured Amount that is equal to such Deficiency Amount.

     (c) The Trustee shall establish a separate special purpose trust account for the benefit of the Class A Certificateholders and the Certificate Insurer referred to herein as the "Certificate Insurance Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit in the Certificate Insurance Payments Account, upon receipt, any amount paid under the Certificate Insurance Policy and shall distribute such amount only for purposes of payment to Certificateholders of any Insured Amount, for which, in each case, a claim was made to the Certificate Insurer, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Certificate Administrator, the Trustee or the Trust. Amounts paid under the Certificate Insurance Policy, to the extent needed to pay the Insured Amount, shall be disbursed by the Trustee to Certificateholders in accordance with Section 5.01. It shall not be necessary for payments made under the Certificate Insurance Policy to be made by checks or wire transfers separate from other amounts distributed pursuant to Section 5.01. However, the amount of any payment of principal or of interest on the Certificates to be paid from funds from the Certificate Insurance Policy shall be noted as provided in paragraph (d) below in the Certificate Register and in the statement to be furnished to Holders of the Certificates pursuant to Section
5.05. Funds paid under the Certificate Insurance Policy shall not be invested. Any funds remaining in the Certificate Insurance Payments Account on the first Business Day following a Distribution Date shall be returned to the Certificate Insurer pursuant to the written instructions of the Certificate Insurer by the end of such Business Day.

     (d) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon two Business Days' prior written notice to the Trustee.

     (e) In the event that the Trustee has received a certified copy of an order of the appropriate court that any prior distribution made on the Class A Certificates that represented payment of an Insured Amount has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Certificate Insurance Policy to obtain payment by the Certificate Insurer of such voided Insured Amount, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail to Certificateholders of the affected Certificates that, in the event any Insured Amount is so recovered, such Certificateholder will be entitled to payment pursuant to the Certificate Insurance Policy, a copy of which shall be made available through the Trustee, the Certificate Insurer or the Certificate Insurer's fiscal agent, if any, and the Trustee shall furnish to the Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from Certificateholders, and dates on which such payments were made.

     (f) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance of a Preference Amount. Each Certificateholder, by its purchase of Certificates, the Servicer and the Trustee agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Amount direct all matters relating to such Preference Amount, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Certificateholder, the Servicer, the Certificate Administrator and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Servicer, the Certificate Administrator the Trustee and each Certificateholder in the conduct of any such Preference Amount, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Amount. The Trustee shall promptly notify the Certificate Insurer of any Event of Default upon its occurrence.

     (g) The Servicer shall designate a contact person who shall be available to the Certificate Insurer to provide reasonable access to information regarding the Home Equity Loans.

     (h) The Trustee shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation at the expiration of the term of such Certificate Insurance Policy as provided therein and in the Insurance Agreement.

     (i) The Trustee shall send to the Certificate Insurer the statement prepared pursuant to Section 5.05 hereof as well as any other statements, reports or communications sent to Holders of the Class A Certificates, in each case at the same time such reports, statements and communications are otherwise sent.

     (j) Simultaneously with the execution and delivery of this Agreement, the Trustee shall execute and deliver the Insurance Agreement and, for all purposes of this Agreement, the performance by the Trustee of its obligations under this Agreement shall include the Trustee's obligations under the Insurance Agreement.

     Section 5.04.  Compensating Interest.  Not later than the close of
                    ---------------------
business on the Business Day prior to each Distribution Date, the Servicer shall remit to the Trustee for deposit to the Certificate Account an amount equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) the Servicing Fee with respect to the related Due Period. The Servicer shall not have the right to reimbursement for any amounts deposited to the Certificate Account pursuant to this Section.

     Section 5.05.  Statements.  (a)  On or before 1:00 p.m. New York Time on
                    ----------
each Determination Date, the Servicer shall deliver or cause a Subservicer to deliver to the Certificate Administrator by electronic transmission in a computer-readable format acceptable to the Certificate Administrator, monthly servicer accounting reports sufficient for the Certificate Administrator to perform its responsibilities pursuant to this Agreement. The monthly servicer accounting reports shall contain information as to each Home Equity Loan as of the close of business immediately prior to such Determination Date and such other information as the Certificate Administrator shall reasonably require. Such information for each Home Equity Loan shall include among other items, but not be limited to, ending Stated Principal Balance, Advances (separately stated for principal and interest), Realized Losses, the date the last Scheduled Monthly Payment was paid, Principal Prepayments, Scheduled Monthly Payments of principal and interest, Mortgage Rates, and Prepayment Interest Shortfalls. Not later than 12:00 noon New York time two Business Days prior to the Distribution Date, the Certificate Administrator shall prepare and deliver to the Trustee by telecopy, and hard copy, a statement (the "Remittance Report") containing the information set forth below with respect to such Distribution Date.

          (i) the amount of the related distribution to Holders of the Class A Certificates allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, and (B) the aggregate of all scheduled payments of principal included therein;

          (ii) the amount of such distribution to Holders of the Class A Certificates allocable to interest;

          (iii) the amount of any Insured Amount included in the amounts distributed to the Holders of Class A Certificates on such Distribution Date;

          (iv)   the Carry-Forward Amount and any Basis Risk Carryover Amount;

          (v) the Class Certificate Principal Balance of the Class A Certificates after giving effect to the distribution of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (vi) the Pool Stated Principal Balance for the following Distribution Date;

          (vii) the Required Subordinated Amount and the Subordinated Amount as of such Distribution Date;

          (viii) the Pass-Through Rate for the Class A Certificates for such Distribution Date;

          (ix) the amount of Advances by the Servicer or the Trustee included in the distribution to the Certificates on such Distribution Date;

          (x) the number of Home Equity Loans and the weighted average of the Mortgage Rates for the Home Equity Loans outstanding as of the preceding Determination Date;

          (xi) the number and aggregate principal amounts of delinquent Home Equity Loans (A) delinquent (exclusive of Home Equity Loans in foreclosure)
     (1) 30 to 59 days, (2)

     60 to 89 days and (3) 90 plus days in each case as of the close of business on the Business Day preceding the Determination Date in the month in which such Distribution Date occurs;

          (xii) the total number and aggregate principal balance of any Home Equity Loans in foreclosure and any REO Properties as of the close of business on the Business Day preceding the Determination Date in the month in which such Distribution Date occurs;

          (xiii) the aggregate of all Realized Losses, relating to Liquidated Loans;

          (xiv) the amount of any Subordination Deficiency Amount after giving effect to the distribution of principal on such Distribution Date;

          (xv) the unpaid principal balance of any Home Equity Loan as to which the Servicer has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xvi) the amount of the Servicing Fee and the Administration Fee paid (and not previously reported) with respect to the related Distribution Date and the amount by which the Servicing Fee has been reduced by any Prepayment Interest Shortfalls for the related Distribution Date; and

          (xvii) the number and Stated Principal Balance of the Home Equity Loans which have been modified pursuant to Section 3.01(f) during the related Due Period and in the aggregate since the Closing Date.

     The Trustee shall forward such report to the Certificate Insurer, the Certificateholders and the Rating Agencies on the Distribution Date. The Trustee and the Certificate Administrator may fully rely upon and shall have no liability with respect to information provided by the Servicer.

     To the extent that there are inconsistencies between the telecopy of the Remittance Report and the hard copy thereof, the Trustee may rely upon the latter.

     In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

     (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Class A Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

     (c) On each Distribution Date, the Trustee shall forward to the Residual Certificateholders a copy of the reports forwarded to the Class A Certificateholders in respect of such Distribution Date and a statement setting forth the amounts actually distributed to the Residual Certificateholders on such Distribution Date together with such other information as the Trustee deems necessary or appropriate.

     (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

     (e) The Servicer and the Trustee shall furnish to each Certificateholder (if requested in writing), during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Certificateholder may reasonably require; provided, that the Servicer and the
                                          --------
Trustee shall be entitled to be reimbursed by such Certificateholder for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

     (f) Reports and computer tapes furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent required by law or to the Rating Agencies, the Depositor or the Certificate Insurer. No Person entitled to receive copies of such reports or tapes or lists of Certificateholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

     Section 5.06.  Effect of Payments by the Certificate Insurer; Subrogation.
                    ----------------------------------------------------------
Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Class A Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Class A Certificates from the Trust. The Depositor, the Servicer, the Certificate Administrator and the Trustee acknowledge, and each Holder by its acceptance of a Class A Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer, the Certificate Administrator, the Trustee or the Certificate Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Certificates to the Holders of such Class A Certificates, the Certificate Insurer will be fully subrogated to, and each Certificateholder and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust, including, without limitation, any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of the Class A Certificates, and (b) the Certificate Insurer shall be paid such amounts but only from the sources and in the manner provided herein for the payment of such amounts. The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

     Section 5.07.  Certificate Account.  The Trustee shall establish a separate
                    -------------------
trust account (the "Certificate Account") titled "First Union National Bank, as Trustee, in trust for the registered holders of Norwest Asset Acceptance Corporation, Asset Backed Certificates, Series 1998-HE1." The Certificate Account shall be an Eligible Account. The Trustee shall deposit any amounts representing payments on and any collections in respect of the Home Equity Loans received by it immediately following receipt thereof, including, without limitation, all amounts withdrawn by the Servicer from the Collection Account pursuant to Section 3.03 for deposit to the Certificate Account. Amounts on deposit in the Certificate Account may be invested in Permitted Investments pursuant to Section 5.08.

     Section 5.08.  Investment of Accounts.  (a) So long as no Event of Default
                    ----------------------
shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Certificate Account shall be invested and reinvested by the Trustee, as directed in writing by the Certificate Administrator, in one or more Permitted Investments bearing interest or sold at a discount. If an Event of Default shall have occurred and be continuing or if the Certificate Administrator does not provide investment directions, the Trustee shall invest all Accounts in Permitted Investments described in paragraph (vi) of the definition of Permitted Investments. No such investment in the Certificate Account shall mature no later than the Business Day immediately preceding the next Distribution Date (except that (i) if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such Distribution Date and (ii) any other date as may be approved by the Rating Agencies).

     (b) If any amounts are needed for disbursement from the Certificate Account and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in the Certificate Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 5.08 is the cause of such loss or charge.

     (c) Subject to Section 9.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in the Certificate Account resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon or as provided in subsection (b) of this Section 5.08).

     (d) The Trustee shall invest and reinvest funds in the Certificate Account, to the fullest extent practicable, in such manner as the Certificate Administrator shall from time to time direct as set forth in Section 5.08(a), but only in one or more Permitted Investments.

     (e) All net income and gain realized from investment of, and all earnings on, funds deposited in the Collection Account shall be for the benefit of the Servicer as servicing compensation

(in addition to the Servicing Fee), and shall be subject to withdrawal on or before the first Business Day of the month following the month in which such income or gain is received and all net income and gain realized from investment of, and all earnings on, funds deposited in the Certificate Account shall be for the benefit of the Certificate Administrator (in addition to the Administration
Fee) and shall be paid to the Certificate Administrator pursuant to Section
5.01. The Servicer shall deposit in the Collection Account and the Certificate Administrator in the Certificate Account, the amount of any loss incurred in respect of any Permitted Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefore from its own funds.

                                   ARTICLE VI

                                The Certificates

     Section 6.01.  The Certificates.  The Class A Certificates and Residual
                    ----------------
Certificates shall be substantially in the forms set forth in Exhibits A and B, respectively, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Home Equity Loans. The Class A Certificates shall be initially evidenced by one or more certificates representing the entire Original Class Certificate Principal Balance and shall be held in minimum dollar denominations of $25,000 and integral dollar multiples of $1,000 in excess thereof, except that one Class A Certificate may be in a different denomination so that the sum of the denominations of all outstanding Class A Certificates shall equal the Original Class Certificate Principal Balance.

     The Residual Certificates (except for the Tax Matters Person Residual Interest) shall each be offered in fully registered form in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof (except one Residual Certificate which may be offered in a Percentage Interest which is not an integral multiple of 10%).

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to
Section 6.02(c), the Class A Certificates shall be Book-Entry Certificates. The Residual Certificates shall not be Book-Entry Certificates.

     Section 6.02.  Registration of Transfer and Exchange of Certificates.
                    -----------------------------------------------------
(a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: registration of such Certificates may not be transferred by the Trustee except to another Depository; the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; the Trustee shall deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

     (c) If (x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository, and (y) the Trustee or the Depositor is unable to locate a qualified successor, the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or after the occurrence of an Event of Default, the Certificate Owners representing Percentage Interests aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Class A Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall at the Depositor's expense, in the case of (i) and (ii) above, or the Seller's expense, in the case of (iii) above, execute and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (d) No transfer of a Residual Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, other than the transfer of the Tax Matters Person Residual Interest to the Certificate Administrator or the transfer of Residual Certificates to Rose Asset Management, Inc. (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit K) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit G-1 or G-2) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of a Residual Certificate other than the transfer of the Tax Matters Residual Interest to the Certificate Administrator or the transfer of Residual Certificates to Rose Asset Management, Inc. shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or
Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Depositor, or (ii) the transferee is an "insurance company general account" within the meaning of Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") purchasing such Residual Certificate pursuant to Sections I and III of PTCE 95-60 or (iii) in the case of a Residual Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that the purchase or holding of such Certificate will not result in a prohibited transaction under ERISA and the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in this Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor. Notwithstanding anything else to the contrary herein, in the event any purported transfer of any Residual Certificate is made without delivery of the representation letter referred to above, such representation shall be deemed to have been made by the Transferee by its acceptance of such Certificate. In addition, any purported transfer of a Residual Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided
                                                     --- ----
     interest.

          (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate other than the transfer of the Tax Matters Residual Interest to the Certificate Administrator or the transfer of Residual Certificates to Rose Asset Management, Inc., the Trustee shall as a condition to such consent, require delivery to it, in form and substance satisfactory to it, of each of the following:

                 A. an affidavit in the form of Exhibit E hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                 B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

          (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section
     6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
     Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was not registered upon the express written consent of the Trustee. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

          (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section 6.02 or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee, and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

          (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Depositor will provide to the Internal Revenue Service, and to the persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(1) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section 6.02(d) shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section 6.02 will not cause such Rating Agency to downgrade its rating of the Certificates (without regard to the Certificate Insurance Policy) and (ii) an Opinion of Counsel to the effect that such removal will not cause the Trust to fail to qualify as a REMIC.

     The Tax Matters Person Residual Interest shall at all times be registered in the name of the Certificate Administrator.

     (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

     Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.  If any
                    -------------------------------------------------
mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.03, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section 6.03, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.04.  Persons Deemed Owners.  Prior to due presentation of a
                    ---------------------
Certificate for registration of transfer, the Servicer, the Certificate Administrator, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Certificate Administrator, the Depositor, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

     Section 6.05.  Appointment of Paying Agent.  (a)  The Paying Agent shall
                    ---------------------------
make distributions to Certificateholders from the Certificate Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.03 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Certificate Insurer.

     (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto and the Certificate Insurer until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                  ARTICLE VII

   The Seller, the Servicer, the Certificate Administrator and the Depositor

     Section 7.01.  Liability of the Seller, the Servicer, the Certificate
                    ------------------------------------------------------
Administrator and the Depositor.  The Seller, the Servicer and the Certificate
-------------------------------
Administrator shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller, the Servicer or the Certificate Administrator, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

     Section 7.02.  Merger or Consolidation of, or Assumption of the Obligations
                    ------------------------------------------------------------
of, the Seller, the Servicer, the Certificate Administrator or the Depositor.
----------------------------------------------------------------------------
Any corporation into which the Seller, the Servicer, the Certificate Administrator or Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller, the Servicer, the Certificate Administrator or the Depositor shall be a party, or any corporation succeeding to the business of the Seller, the Servicer, the Certificate Administrator, or the Depositor, shall be the successor of the Seller, the Servicer, the Certificate Administrator or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 7.03.  Limitation on Liability of the Servicer and Others.
                    --------------------------------------------------
Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
             --------  -------
Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder. The preceding sentence shall not limit the obligations of the Servicer pursuant to Section 9.05. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and
                                               ----- -----
submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Home Equity Loan or Home Equity Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor pursuant to Section 3.03(ix). The Servicer's right to indemnity or reimbursement pursuant to this Section 7.03 shall survive any resignation or termination of the Servicer pursuant to Section 7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

     Section 7.04.  Servicer Not to Resign.  Subject to the provisions of
                    ----------------------
Section 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Class A Certificates (without regard to the Certificate Insurance Policy) and (c) the Certificate Administrator has consented to such proposed successor servicer (such consent not to be unreasonably withheld); provided, however, that no such resignation by
                                  --------  -------
the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 8.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 8.01 and 8.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder for any amounts paid by the Servicer pursuant to any provision of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

     Section 7.05.  Delegation of Duties.  In the ordinary course of business,
                    --------------------
the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04. The Servicer shall provide the Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

     Section 7.06.  Indemnification of the Trustee, the Certificate
                    -----------------------------------------------
Administrator and the Depositor by the Servicer.  The Servicer shall indemnify
-----------------------------------------------
and hold harmless the Trustee, the Certificate Administrator and the Depositor and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Servicer to the Trustee, the Certificate Administrator or the Depositor shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 7.06 shall survive the termination of this Agreement.

     Section 7.07.  Removal of the Certificate Administrator.  The Certificate
                    ----------------------------------------
Administrator may be removed upon written notice from the Trustee to the Certificate Administrator if any of the following events shall occur:

          (i) the Certificate Administrator shall default in any material respect in the performance of its duties under the Agreement and, after notice of such default, shall not cure such default within ten business days (or, if such default cannot be cured in such time, shall not give within ten business days such assurance of cure as shall be reasonably satisfactory to the such Trustee);

          (ii) The entry against the Certificate Administrator of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iii) The Certificate Administrator shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Certificate Administrator or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Certificate Administrator and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Certificate Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     If any of the events specified in clauses (ii) or (iii) above shall occur, the Certificate Administrator will be required to give written notice of such occurrence to the Trustee within five business days after the happening of such event.

     No removal of the Certificate Administrator will be effective until (1) a successor Certificate Administrator having a net worth of not less than $10,000,000 is appointed by the Trustee and (2) such successor Certificate Administrator has agreed in writing to be bound by the terms of the applicable Agreement in the same manner as the Certificate Administrator is bound.

     Promptly upon the removal of the Certificate Administrator, the Certificate Administrator will be entitled to be paid all fees and expenses accruing to it to the date of such removal. Upon such termination, the Certificate Administrator will be required to deliver to the applicable Trustee all property and documents of the Trust Fund in the custody of the Certificate Administrator, and the Certificate Administrator will be required to cooperate with the Trustee and take all reasonable steps requested to assist the Trustee in making an orderly transfer of the duties of the Certificate Administrator.

                                 ARTICLE VIII

                                    Default

     Section 8.01. Events of Default. (a) If any one of the following events
                   -----------------
("Events of Default") shall occur and be continuing:

          (i) The failure by the Servicer to deposit in the Collection Account or the Certificate Account the required amounts or remit to the Trustee any payment (including an Advance or Other Advance, required to be made under the terms of this Agreement, which continues unremedied for a period of five days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee, the Certificate Insurer or the Depositor, or to the Servicer and the Trustee by Holders of Certificates evidencing Voting Rights aggregating not less than 25%; or

          (ii) The failure by the Servicer to observe or perform, in any material respect, any other covenant or agreements or any breach of representation or warranty of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Certificate Insurer or the Depositor, or to the Servicer, and the Trustee by the Certificateholders of any Class evidencing Voting Rights aggregating not less than 25%; or

          (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

     (c) So long as an Event of Default shall not have been remedied, the Trustees shall, but only upon the direction of the Certificate Insurer or Holders of Class A Certificates evidencing Voting Rights aggregating not less than 25% with the prior written consent of the Certificate Insurer, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Upon the occurrence and continuation of a Servicer Termination Trigger Event, the Trustee shall, but only upon receipt of written instructions from the Certificate Insurer, by notice then given in writing to the Servicer terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency and the Depositor. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Home Equity Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Home Equity Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Home Equity Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

     Notwithstanding the foregoing, a delay in or failure of performance under
Section 8.01(i) for a period of ten Business Days or under Section 8.01(ii) for a period of 60 Business Days, shall not constitute an Event of Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, the Certificate Insurer and the Certificateholders with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Events of Default.

     Section 8.02. Trustee to Act; Appointment of Successor. (a) On and after
                   ----------------------------------------
the time the Servicer receives a notice of termination pursuant to Section 8.01 or 7.04, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint, with the prior written consent of the Certificate Administrator (such consent not to be unreasonably withheld) and the Certificate Insurer, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other home equity loan servicer acceptable to the Certificate Insurer and that is a FNMA and FHLMC approved Seller/Servicer in good standing having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that the appointment of any such successor
                        --------
Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies (without regard to the Certificate Insurance Policy). Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Home Equity Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to
Section 3.09 (or such lesser compensation as the Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.05 or to indemnify the Trustee pursuant to Section 7.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Home Equity Loans for the benefit of Certificateholders and the Certificate Insurer, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.06.

     (c) Any successor, including the Trustee, to the Servicer as servicer and Norwest Mortgage, Inc., jointly and severally, shall pay to the Certificate Administrator all reasonable out of pocket and documented internal costs of any systems changes undertaken by the Certificate Administrator in connection with interfacing by computer with such successor. Payments made pursuant to this
Section 3.06(c) shall not be made from the assets of the Trust.

     Section 8.03.  Waiver of Defaults. The Majority Certificateholders may, on
                    ------------------
behalf of all Certificateholders, with the prior written consent of the Certificate Insurer, waive any events permitting removal of the Servicer as servicer pursuant to this Article VIII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

     Section 8.04. Notification to Certificateholders. Upon any termination or
                   ----------------------------------
appointment of a successor to the Servicer pursuant to this Article VIII or
Section 7.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Certificate Insurer and each Rating Agency.

     Section 8.05. Home Equity Loans and Accounts Held for Benefit of the
                   ------------------------------------------------------
Certificate Insurer.  (a)  The Trustee shall hold the Mortgage Files for the
-------------------
benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

     (b) The Servicer hereby acknowledges and agrees that it shall service the Home Equity Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

                                  ARTICLE IX

                                  The Trustee

     Section 9.01. Duties of Trustee. The Trustee, prior to the occurrence of an
                   -----------------
Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:
                    --------  -------

          (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

          (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51%, with the consent of the Certificate Insurer, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 8.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the

     Servicer, the Certificate Insurer, or the Holders of Certificates evidencing Percentage Interests aggregating not less than 51%.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     Section 9.02. Certain Matters Affecting the Trustee. Except as otherwise
                   -------------------------------------
provided in Section 9.01:

          (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured) of which a Responsible Officer has knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by Holders of Certificates evidencing Voting Rights aggregating not less than 51%; provided, however, that if the payment within a reasonable time to the
          --------  -------
     Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

          (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 8.02;

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

          (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

     Section 9.03. Trustee Not Liable for Certificates or Home Equity Loans. The
                   --------------------------------------------------------
recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Home Equity Loan or related document. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Home Equity Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Home Equity Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the validity of the assignment of any Home Equity Loan to the Trustee or of any intervening assignment; the completeness of any Home Equity Loan; the performance or enforcement of any Home Equity Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to
Section 8.02); the compliance by the Depositor, the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Certificate Administrator or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); provided, however, that
                                                      --------  -------
the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to Section 2.01(f). The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

     Section 9.04. Trustee May Own Certificates. The Trustee in its individual
                   ----------------------------
or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Servicer, the Certificate Administrator or the Depositor.

     Section 9.05. Trustee's Fees and Expenses. (a) The Certificate
                   ---------------------------
Administrator covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Certificate Administrator will pay or reimburse the Trustee upon its request for all reasonable expenses or disbursements incurred or made by the Trustee and relating to or arising out of the Certificate Administrator's obligations pursuant to Sections 2.10, 2.11, 2.12, 3.14, 3.21 or 5.05 hereof (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ relating to the foregoing) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Certificate Administrator covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to the foregoing other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder.

     (b) The Servicer covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses or disbursements incurred or made by the Trustee in accordance with any of the provisions of this Agreement other than those arising out of the Certificate Administrator's obligations pursuant to Sections 2.10, 2.11, 2.12, 3.14, 3.21 or 5.05 hereof (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ relating to the foregoing) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. Any payments or reimbursements made by the Servicer pursuant to this Section 9.05(b) shall not be made from the assets of the Trust. In addition, the Servicer covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to the foregoing other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder.

     (c) This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

     Section 9.06. Eligibility Requirements for Trustee. The Trustee hereunder
                   ------------------------------------
shall at all times be acceptable to the Certificate Insurer and shall be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of "BBB", and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 9.07.

     Section 9.07. Resignation or Removal of Trustee. The Trustee may at any
                   ---------------------------------
time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Certificate Administrator and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee; provided, however, that any such successor
                               --------  -------
Trustee shall be subject to the prior written approval of the Servicer and the Certificate Administrator. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or the Certificate Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Servicer, with the written consent of the Certificate Insurer or the Certificate Insurer may remove the Trustee. If the Depositor or the Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the Certificate Insurer and one copy to the successor trustee. If no successor trustee approved in writing by the Certificate Insurer shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of removal, the Trustee so removed may petition any court of competent jurisdiction for the appointment of a successor trustee.

     The Holders of Certificates evidencing Percentage Interests aggregating over 50% of all Certificates, with the written consent of the Certificate Insurer, may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor, the Certificate Administrator, the Trustee and the Certificate Insurer; shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

     Section 9.08. Successor Trustee. Any successor Trustee appointed as
                   -----------------
provided in Section 9.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Certificate Administrator, the Certificate Insurer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required or requested by the Certificate Insurer for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 9.08, the Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates and the Certificate Insurer at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the appointment of any successor Trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer.

     Section 9.09. Merger or Consolidation of Trustee. Any corporation into
                   ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of
Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.10.  Appointment of Co-Trustee or Separate Trustee.
                    ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Certificate Insurer; such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Servicer, the Certificate Administrator, the Certificate Insurer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 9.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Default, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Servicer.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     Section 9.11.  Limitation of Liability.  The Certificates are executed by
                    -----------------------
the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

     Section 9.12.  Trustee May Enforce Claims Without Possession of
                    ------------------------------------------------
Certificates.  All rights of action and claims under this Agreement or the
------------
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

     Section 9.13.  Suits for Enforcement. In case an Event of Default or
                    ---------------------
other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

                                   ARTICLE X

                                  Termination

     Section 10.01.  Termination.  (a)  The respective obligations and
                     -----------
responsibilities of the Seller, the Servicer, the Certificate Administrator, the Depositor, and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article X related to the earliest of (i) the final payment or other liquidation of the last Home Equity Loan remaining in the Trust (including without limitation the disposition of the Home Equity Loans pursuant to Section 10.02) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Home Equity Loan, (ii) the purchase by the Servicer from the Trust of all remaining Home Equity Loans and all property acquired in respect of such Home Equity Loans as provided in the immediately following paragraph and (iii) if no Certificate Insurer Default exists on the Final Scheduled Distribution Date, the Final Scheduled Distribution Date; provided, however, that in no event shall the trust
                             --------  -------
created hereby continue beyond the expiration of 21 years from the death of the last surviving descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     Subject to Section 10.02 and pursuant to clause (i) of the preceding paragraph, the Servicer may, at its option, terminate this Agreement on or after the Distribution Date on which the Pool Balance is less than 10% of the Cut-Off Date Pool Stated Principal Balance by purchasing, on such or subsequent Distribution Dates, all of the outstanding Home Equity Loans and REO Properties at a price equal to (a) the sum of (i) 100% of the Stated Principal Balance of each Home Equity Loan and REO Property as of the applicable Distribution Date plus accrued interest thereon at the applicable Mortgage Rate for such Due Period, (ii) any unpaid Basis Risk Carryover Amount and (iii) all amounts owed to the Certificate Insurer minus (b) any unreimbursed Other Advances and the principal portion of Advances (the "Termination Price"); provided that, if such purchase shall cause an Insured Amount to be paid under the Certificate Insurance Policy, the Servicer shall obtain the written consent of the Certificate Insurer prior to such purchase.

     Any such purchase shall be accomplished by deposit into the Certificate Account on the Business Day before such Distribution Date of the Termination Price.

     (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Class A Certificateholders mailed not earlier than the 15th day and not later than the 20th day of the month next preceding the month of such final distribution specifying the Distribution Date upon which final distribution of the Class A Certificates will be made upon presentation and surrender of Class A Certificates at the office or agency of the Trustee therein designated, the amount of any such final distribution and that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Class A Certificates at the office or agency of the Trustee therein specified.

     (c) Upon presentation and surrender of the Class A Certificates, the Trustee shall cause to be distributed to the holders of Class A Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class A Certificates and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to Class A Certificateholders pursuant to Section
5.01 for such Distribution Date.

     (d) In the event that all of the Class A Certificateholders shall not surrender their Class A Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Certificate Account not distributed in final distribution to Class A Certificateholders to be withdrawn therefrom and credited to the remaining Class A Certificateholders by depositing such funds in a separate escrow account for the benefit of such Class A Certificateholders and the Servicer (if the Servicer has exercised its right to purchase the Home Equity Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Class A Certificateholders to surrender their Class A Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Class A Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Class A Certificateholders concerning surrender of their Class A Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

     Section 10.02.  Additional Termination Requirements.  (a)  In the event
                     -----------------------------------
that the Servicer exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding:

          (i) Within 90 days prior to the final Distribution Date, the Servicer shall adopt and the Trustee shall sign a plan of complete liquidation of the Trust meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Servicer for cash; and

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Class A Certificateholders the Class Certificate Principal Balance, plus one month's interest thereon at the Pass-Through Rate and (B) to the Class R Certificateholders, all cash on hand after such payment to the Class A Certificateholders (other than cash retained to meet claims) and the Trust shall terminate at such time.

     (e) By their acceptance of the Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate, and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            Miscellaneous Provisions

     Section 11.01.  Amendment.  This Agreement may be amended from time to
                     ---------
time by the Depositor, the Seller, the Servicer, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders but with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld), (i) to cure any ambiguity or mistake; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; (iii) to add to, modify or eliminate any provisions therein
(a) respecting transfers of the Residual Certificates to Persons other than Permitted Transferees or (b) to such extent as shall be necessary to maintain the qualification of the Trust as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust or the REMIC pursuant to the Code that would be a claim against the Trust, provided that (x) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (y) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(iv) to make certain provisions with respect to the denominations of and the manner of payments on the Residual Certificates, (v) to change the manner in which the Collection Account or the Certificate Account is maintained, provided that any such change does not adversely affect the then current rating on the Offered Certificates (without regard to the Certificate Insurance Policy), or
(vi) to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities.

     This Agreement may be amended from time to time by the Depositor, the Seller, the Servicer, the Certificate Administrator and the Trustee, with the consent of the Certificate Insurer and the Holders of Percentage Interests aggregating at least 51% of each Class of Certificates affected thereby, to add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or to modify in any manner the rights of the Holders of the affected Class; provided, however, that no such amendment may (a) reduce in any manner the amount of or delay the timing of payments received on the Home Equity Loans which are required to be distributed on any Certificates without the consent of the Holders of such Certificates and the Certificate Insurer or (b) reduce the aforesaid Percentage Interest of each Class of Certificates which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding. Notwithstanding the foregoing, the Required Subordinated Amount may be amended by the Depositor, the Servicer, the Certificate Administrator and the Seller with the consent of the Certificate Insurer but without the consent of the Certificateholders.

     Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of either the Trust as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Trust as a REMIC.

     Prior to the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Section 11.02.  Recordation of Agreement.  This Agreement is subject to
                     ------------------------
recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee, but only upon direction of Certificateholders or the Certificate Insurer accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificate Insurer or the Certificateholders. The Certificate Insurer or the Certificateholders requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders.

     Section 11.03.  Limitation on Rights of Certificateholders.  The death or
                     ------------------------------------------
incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided in Sections 8.01, 9.01, 9.02 and 11.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.04.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                     -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.05.  Notices.  All demands, notices and communications
                     -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Depositor, 7845 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President; Structured Finance, (b) in the case of the Seller or Servicer, 405 Southwest 5th Street, Des Moines, Iowa 50309-4603,
Attention: Executive Vice President; Servicing, (c) in the case of the Trustee, at the Corporate Trust Office, (d) in the case of the Certificate Administrator, 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Certificate Administrator Norwest Asset Acceptance Corporation 1998-HEI, and (e) in the case of the Certificate Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Howard Pfeffer or to such party, at such other address as shall be designated by such party in a written notice to each other party, or as to end. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to delivery such notice or document to any Rating Agency.

     Section 11.06.  Severability of Provisions.  If any one or more of the
                     --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.07.  Assignment.  Notwithstanding anything to the contrary
                     ----------
contained herein, except as provided in Sections 7.02, 7.04 and 7.05 (or 3.01), this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Certificate Insurer and the Holders of the Certificates evidencing Percentage Interests aggregating not less than 66%.

     Section 11.08.  Certificates Nonassessable and Fully Paid.  The parties
                     -----------------------------------------
agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

     Section 11.09.  Third-Party Beneficiaries.  This Agreement will inure to
                     -------------------------
the benefit of and be binding upon the parties hereto, the Certificateholders, the Certificate Insurer, the Certificate Owners and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

     Section 11.10.  Counterparts.  This instrument may be executed in any
                     ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.11.  Effect of Headings and Table of Contents.  The Article
                     ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer, the Certificate Administrator and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                    NORWEST ASSET ACCEPTANCE CORPORATION,
                                    as Depositor

                                    By: /s/ Patrick Greene
                                       --------------------------------
                                       Name:  Patrick Greene
                                       Title: Assistant Vice President


                                    NORWEST MORTGAGE, INC.,
                                    as Seller and Servicer


                                    By: /s/ Patrick Greene
                                       --------------------------------
                                       Name:  Patrick Greene
                                       Title: Assistant Vice President


                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION,
                                    as Certificate Administrator


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:



                                    FIRST UNION NATIONAL BANK,
                                    as Trustee


                                    By: /s/ Pablo De La Canal
                                       --------------------------------
                                       Name:  Pablo De La Canal
                                       Title: Vice President

     IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer, the Certificate Administrator and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                    NORWEST ASSET ACCEPTANCE CORPORATION,
                                    as Depositor


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:


                                    NORWEST MORTGAGE, INC.,
                                    as Seller and Servicer


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:


                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION,
                                    as Certificate Administrator


                                    By: /s/ Edward M. Frese, Jr.
                                       --------------------------------
                                       Name:  Edward M. Frese, Jr.
                                       Title: Vice President



                                    FIRST UNION NATIONAL BANK,
                                    as Trustee


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

State of New York  )
                   ) ss.:
County of New York )

          On the 30th day of April, 1998 before me, a notary public in and for the State of New York, personally appeared Pat Greene, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is the Assistant Vice President of Norwest Asset Acceptance Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                              /s/ James A. Nash
                                              --------------------------------
                                              Notary Public

[Notarial Seal]

State of New York  )
                   ) ss.:
County of New York )

          On the 30th day of April, 1998 before me, a notary public in and for the State of New York, personally appeared Pat Greene, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is the Assistant Vice President of Norwest Mortgage, Inc., a California corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                              /s/ James A. Nash
                                              -------------------------------
                                              Notary Public

[Notarial Seal]

State of New York  )
                   ) ss.:
County of New York )

          On the 30th day of April, 1998 before me, a notary public in and for the State of New York, personally appeared Edward M. Frese, Jr, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is the Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                              /s/ James A. Nash
                                              ---------------------------------
                                              Notary Public

[Notarial Seal]

State of New York  )
                   ) ss.:
County of New York )

          On the 30th day of April, 1998 before me, a notary public in and for the State of New York, personally appeared Pablo De La Canal, known to me who, being by me duly sworn, did depose and say that he resides at Charlotte, North Carolina; that he is the Vice President of First Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                              /s/ James A. Nash
                                              --------------------------------
                                              Notary Public

[Notarial Seal]

                                                                       EXHIBIT A

                         [FORM OF CLASS A CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                           ASSET BACKED CERTIFICATES
                            SERIES 1998-HE1, CLASS A

  evidencing an interest in a pool of fixed- and adjustable-rate, sub-prime home equity loans, secured by first liens on one- to four-family residential properties, sold by

                      NORWEST ASSET ACCEPTANCE CORPORATION

  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE SELLER, THE SERVICER, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE SELLER, THE SERVICER, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY.

  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE ORIGINAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.               Cut-Off Date:   Close of business on April 1, 1998

CUSIP No.:  66937M AA 8       First Distribution Date:  May 25, 1998

Original Class Certificate    Original Principal Balance
Principal Balance of          of this Certificate:  $
Class A Certificates:  $

Final Scheduled
Distribution Date:  April 25, 2028

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class A Certificates) in certain monthly distributions with respect to a Trust consisting of (i) the Home Equity Loans deposited by Norwest Asset Acceptance Corporation (the "Depositor") and (ii) the Certificate Insurance Policy. The Trust was created pursuant to a Pooling and Servicing Agreement, dated as of April 30, 1998 (the "Agreement"), among the Depositor, Norwest Mortgage, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer," respectively), Norwest Bank Minnesota, National Association, as certificate administrator (the "Certificate Administrator"), and First Union National Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Ambac Assurance Corporation (the "Certificate Insurer") has issued a certificate insurance policy (the "Certificate Insurance Policy") with respect to the Class A Certificates.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class A Certificates on such Distribution Date pursuant to Section 5.01 of the Agreement. For each Accrual Period, the Pass-Through Rate for the Class A Certificates will be equal to the lesser of (x) with respect to any Distribution Date which occurs on or prior to the Optional Termination Date, One-Month LIBOR plus 0.18% per annum and for any Distribution Date thereafter, One-Month LIBOR plus 0.36% per annum and (y) the Available Funds Cap.

     Distributions on this Certificate shall be made by check or money order mailed to the Certificateholder of record on the related Record Date at the address appearing in the Certificate Register, or upon written request by a Certificateholder delivered to the Trustee at least seven Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depository or such Certificateholder owns of record one or more Certificates of a Class aggregating at least $1,000,000 Original Class Certificate Principal Balance). Distributions among the Class A Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Class A Certificates held by such Certificateholders. The final distribution on this Certificate will be made in like manner, but only upon presentment and surrender of this Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                 *            *           *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                FIRST UNION NATIONAL BANK,
                                not in its individual
                                capacity, but solely as
                                Trustee


                                By: ____________________________
                                    Name:
                                    Title:


CERTIFICATE OF AUTHENTICATION

This is one of the Class A
Certificates referred to in
the within-named Agreement

FIRST UNION NATIONAL BANK,
not in its individual
capacity, but solely
as Trustee


By: ______________________________
    Authorized Signatory

                      NORWEST ASSET ACCEPTANCE CORPORATION
                           ASSET BACKED CERTIFICATES,
                                SERIES 1998-HE1

          This Certificate is one of a duly authorized issue of Certificates designated as Norwest Asset Acceptance Corporation Asset Backed Certificates, Series 1998-HE1 issued in two Classes (Class A Certificates and Class R Certificates, herein collectively called the "Certificates"), and representing a beneficial ownership interest, as described in the Agreement, in (i) the Home Equity Loans, (ii) the distributions thereon after the Cut-Off Date (to the extent described in the Agreement), (iii) property that secured a Home Equity Loan and has become REO Property, (iv) the Certificate Insurance Policy, (v) certain insurance policies maintained by the Mortgagors or the Servicer in respect of the Home Equity Loans, (vi) an assignment of the Depositor's rights under the Agreement and (vii) the Accounts and such assets as are deposited therein from time to time (excluding any investment income thereon), together, in each case, with any and all income, proceeds and payments with respect thereto.

          In the event funds are advanced with respect to any Home Equity Loan by the Servicer or the Trustee, such advances are reimbursable to the Servicer or the Trustee, as the case may be, to the extent provided in the Agreement, from related recoveries on such Home Equity Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Collection Account may be made by the Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer or the Trustee, as applicable, of advances made by the Servicer or the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Servicer, the Certificate Administrator, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer, the Certificate Administrator and the Trustee with the consent of the Certificate Insurer and Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Seller, the Servicer, the Certificate Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Servicer, the Certificate Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement in respect of the Certificates and the Trust created thereby shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to the Agreement related to the earliest of (i) the final payment or other liquidation of the last Home Equity Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Home Equity Loan, (ii) the purchase by the Servicer from the Trust of all remaining Home Equity Loans and all property acquired in respect of such Home Equity Loans and (iii) if no Certificate Insurer Default exists on the Final Scheduled Distribution Date, the Final Scheduled Distribution Date; provided, however, that in no event shall the Trust continue beyond the
--------  -------
expiration of 21 years from the death of the last surviving descendant of Joseph
P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Servicer to purchase all remaining Home Equity Loans and all property acquired in respect of any Home Equity Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates; the Servicer's right to exercise such option being subject to the Pool Balance as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Pool Stated Principal Balance.

                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
         (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Asset Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________
_______________________________________________________________________________

Social Security or other Identifying Number of Assignee:


______________________________________________________________________

Dated:

                               _______________________________________
                               Signature by or on behalf of assignor

                               _______________________________________
                               Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _______________________________________________
for the account of _______________________________________________ account number __________________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ____________________________________.

          This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                                                       EXHIBIT B

                         [FORM OF CLASS R CERTIFICATE]

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN. THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND TO CERTAIN AMOUNTS DUE TO THE CERTIFICATE INSURER AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IT IS NOT A DISQUALIFIED ORGANIZATION AND WILL NOT TRANSFER THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION." THE TERM "DISQUALIFIED ORGANIZATION" IS DEFINED IN SECTION 860(E)(5) OF THE CODE AND IN THE AGREEMENT. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT (A) IT IS NOT ACQUIRING CERTIFICATES FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION AND (B) IT WILL NOT TRANSFER CERTIFICATES UNLESS (1) IT HAS RECEIVED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND (2) AS OF THE TIME OF THE TRANSFER, IT DOES NOT HAVE ACTUAL KNOWLEDGE THAT THE AFFIDAVIT OF THE PROPOSED TRANSFEREE IS FALSE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNTS THAT MAY CONSTITUTE ASSETS OF ANY SUCH PLAN) OR SUCH TRANSFEREE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF
SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") PURCHASING SUCH CLASS R CERTIFICATE PURSUANT TO SECTIONS I AND III OF PTCE 95-60, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN SUBJECT TO THE CODE WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

[THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE CERTIFICATE ADMINISTRATOR AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE CERTIFICATE ADMINISTRATOR, TO ACT AS TAX MATTERS PERSON OF THE REMIC.]

[THIS CERTIFICATE REPRESENTS THE "TAX MATTERS PERSON RESIDUAL INTEREST" ISSUED UNDER THE AGREEMENT REFERRED TO BELOW AND MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF THE DUTIES OF THE TRUSTEE UNDER SUCH AGREEMENT.]



                           ASSET BACKED CERTIFICATES,
                            SERIES 1998-HE1, CLASS R

  evidencing an interest in a pool of fixed- and adjustable-rate, sub-prime home equity loans, secured by first liens on one- to four-family residential properties, sold by

                      NORWEST ASSET ACCEPTANCE CORPORATION


          THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE SELLER, THE SERVICER, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE SELLER, THE SERVICER, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY.


Certificate No.                 Cut-Off Date: Close of business on April 1, 1998

Percentage Interest evidenced   First Distribution Date:  May 25, 1998
by this Certificate: _____%

Final Scheduled
Distribution Date: April 25, 2028

     This certifies that ___________________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of (i) the Home Equity Loans deposited by Norwest Asset Acceptance Corporation (the "Depositor") and (ii) the Certificate Insurance Policy. The Trust was created pursuant to a Pooling and Servicing Agreement, dated as of April 30, 1998 (the "Agreement"), among the Depositor, Norwest Mortgage, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer," respectively), Norwest Bank Minnesota, National Association, as certificate administrator (the "Certificate Administrator"), and First Union National Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Ambac Assurance Corporation (the "Certificate Insurer") has issued a certificate insurance policy (the "Certificate Insurance Policy") with respect to the Class A Certificates. The Holders of Class R Certificates will NOT receive any payments from the Certificate Insurance Policy.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class R Certificates on such Distribution Date pursuant to Section 5.01(D) of the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the Certificateholder of record on the related Record Date at the address appearing in the Certificate Register, or upon written request by a Certificateholder delivered to the Trustee at least seven Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder owns of record one or more Certificates of a Class aggregating at least 51% Percentage Interest). Distributions among the Class R Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Class R Certificates held by such Certificateholders. The final distribution on this Certificate will be made in like manner, but only upon presentment and surrender of this Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                           *            *           *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                FIRST UNION NATIONAL BANK,
                                not in its individual
                                capacity, but solely as
                                Trustee


                                By: __________________________________
                                    Name:
                                    Title:


CERTIFICATE OF AUTHENTICATION

This is one of the Class R
Certificates referred to in
the within-named Agreement

FIRST UNION NATIONAL BANK,
not in its individual
capacity, but solely
as Trustee


By: _____________________________
  Authorized Signatory

                      NORWEST ASSET ACCEPTANCE CORPORATION
                           ASSET BACKED CERTIFICATES,
                                SERIES 1998-HE1

          This Certificate is one of a duly authorized issue of Certificates designated as Norwest Asset Acceptance Corporation Asset Backed Certificates, Series 1998-HE1 issued in two Classes (Class A Certificates and Class R Certificates, herein collectively called the "Certificates"), and representing a beneficial ownership interest, as described in the Agreement, in (i) the Home Equity Loans, (ii) the distributions thereon after the Cut-Off Date (to the extent described in the Agreement), (iii) property that secured a Home Equity Loan and has become REO Property, (iv) the Certificate Insurance Policy, (v) certain insurance policies maintained by the Mortgagors or the Servicer in respect of the Home Equity Loans, (vi) an assignment of the Depositor's rights under the Agreement and (vii) the Accounts and such assets as are deposited therein from time to time (excluding any investment income thereon), together, in each case, with any and all income, proceeds and payments with respect thereto.

          In the event funds are advanced with respect to any Home Equity Loan by the Servicer or the Trustee, such advances are reimbursable to the Servicer or the Trustee, as the case may be, to the extent provided in the Agreement, from related recoveries on such Home Equity Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Collection Account may be made by the Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer or the Trustee, as applicable, of advances made by the Servicer or the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Servicer, the Certificate Administrator, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer, the Certificate Administrator and the Trustee with the consent of the Certificate Insurer and Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Seller, the Servicer, the Certificate Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Servicer, the Certificate Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement in respect of the Certificates and the Trust created thereby shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to the Agreement related to the earliest of (i) the final payment or other liquidation of the last Home Equity Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Home Equity Loan, (ii) the purchase by the Servicer from the Trust of all remaining Home Equity Loans and all property acquired in respect of such Home Equity Loans and (iii) if no Certificate Insurer Default exists on the Final Scheduled Distribution Date, the Final Scheduled Distribution Date; provided, however, that in no event shall the Trust continue beyond the
--------  -------
expiration of 21 years from the death of the last surviving descendant of Joseph
P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Servicer to purchase all remaining Home Equity Loans and all property acquired in respect of any Home Equity Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates; the Servicer's right to exercise such option being subject to the Pool Balance as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Pool Stated Principal Balance.

                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
         (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Asset Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________
_______________________________________________________________________________

Social Security or other Identifying Number of Assignee:


_______________________________________________________________________________
Dated:


                                         ______________________________________
                                         Signature by or on behalf of assignor

                                         ______________________________________
                                         Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to ________________________________________________________________________ for the
account of ______________________________________________________ account number
_____________________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________.

          This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                                                       EXHIBIT C

                           HOME EQUITY LOAN SCHEDULE

                                                                       EXHIBIT D

                                   [RESERVED]

                                                                       EXHIBIT E


                                     AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF
                                     THE INTERNAL REVENUE CODE OF 1986, AS
                                     AMENDED

STATE OF       )
               ) ss:
COUNTY OF      )

          [NAME OF OFFICER], being first duly sworn, deposes and says under penalties of perjury:

          1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of _______] [United States], on behalf of which he makes this affidavit.

          2.  That the Purchaser's Taxpayer Identification Number is
____________.

          3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring the Norwest Asset Acceptance Corporation Asset Backed Certificates, Series 1998-HE1, Class R Certificate (the "Class R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and (except in the case of the Federal Home Loan Mortgage Corporation) a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

          4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificate as they become due.

          5. That the Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of cash flows generated by the Class R Certificate.

          6. That the Purchaser will not transfer the Class R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

          7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity treated for federal income tax purposes as a corporation or partnership created or organized in or under the laws of the United States or any State thereof (including the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class R Certificate to such a "disqualified organization," an agent thereof, or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

          9. That the Purchaser consents to the designation of the Certificate Administrator as its agent to act as "tax matters person" of the REMIC pursuant to the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of __________, 19 __.


                                   [NAME OF PURCHASER]


                                   BY:
                                      ----------------------------
                                      [Name of Officer]
                                      [Title of Officer]

          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

          Subscribed and sworn before me this __ day of __________, 19 __.


-----------------------------
NOTARY PUBLIC

COUNTY OF
         --------------------

STATE OF
        ---------------------

My commission expires the __ day of __________, 19__.

                                                                       EXHIBIT F


                                   EXHIBIT F

                              REQUEST FOR RELEASE
                                 (for Trustee)

Loan Information
----------------

     Name of Mortgagor:
                              ------------------------------

     Servicer
     Loan No.:
                              ------------------------------

Trustee
-------

     Name:
                              ------------------------------

     Address:
                              ------------------------------

                              ------------------------------

     Trustee
     Mortgage File No.:
                              ------------------------------

     The undersigned Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee (the "Trustee") for the Holders of Asset Backed Certificates, Series 1998-HE1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of April 30, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Acceptance Corporation, as Depositor, Norwest Mortgage, Inc., as Seller and Servicer, Norwest Bank Minnesota, National Association, as Certificate Administrator, and the Trustee.

( ) Mortgage Note dated ___________, 19__, in the original principal sum of $________, made by __________________, payable to, or endorsed to the order of, the Trustee.

( )  Mortgage recorded on _________________ as instrument no. ________________
     in the County Recorder's Office of the County of ________________, State of _______________ in book/reel/docket _______________ of official records at page/image _____________.

( )  Deed of Trust recorded on _________________ as instrument no.
     ________________ in the County Recorder's Office of the County of
     ________________, State of _______________ in book/reel/docket
     _______________ of official records at page/image _____________.

( )  Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
     _________________ as instrument no. __________ in the County Recorder's Office of the County of __________, State of _______________ in book/reel/docket _______________ of official records at page/image
     _____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

     ( )
          ----------------------------------------------

     ( )
          ----------------------------------------------

     ( )
          ----------------------------------------------

     ( )
          ----------------------------------------------

     The undersigned Servicer hereby acknowledges and agrees as follows:

          (1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer's possession, custody or control.

                                    [Servicer]

                                    By
                                        -----------------------

                                    Its
                                        -----------------------

Date: _________________, 19__

                                                                     EXHIBIT G-1


                           FORM OF INVESTMENT LETTER
                          [NON-RULE 144A LETTER] FOR
                             CLASS R CERTIFICATES


                                                   Date:



Norwest Asset Acceptance Corporation,
     as Depositor
7485 New Horizon Way
Frederick, Maryland 21703

First Union National Bank,
     as Trustee
230 Tryon Street NC 1179
Charlotte, North Carolina 28288

     Re:  Norwest Asset Acceptance Corporation Asset Backed Certificates, Series
          ----------------------------------------------------------------------
1998-HE1
--------

Ladies and Gentlemen:

          In connection with our acquisition of the Class R Certificates in the Percentage Interest of __% (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, nor a plan subject to
Section 4975 of the Internal Revenue Code of 1986 (each of the foregoing, a "Plan"), nor are we acting on behalf of any Plan, (ii) if we are an insurance company, a representation that we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) we have delivered to you on the date hereof the Opinion of Counsel described in

                                     G-1-1

Section 6.02(d) of the Agreement, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement (the "Agreement") dated as of April 30, 1998, among Norwest Asset Acceptance Corporation, as Depositor, Norwest Mortgage, Inc., as Seller and Servicer, Norwest Bank Minnesota, National Association, as Certificate Administrator and First Union National Bank, as Trustee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Agreement.

                                    Very truly yours,


                                    ---------------------------
                                    Name of Transferee

                                    By:
                                       ------------------------
                                       Name:
                                       Title:

                                     G-1-2

                                                                     EXHIBIT G-2

                           FORM OF RULE 144A LETTER
                           FOR CLASS R CERTIFICATES


                                                   Date:

Norwest Asset Acceptance Corporation,
     as Depositor
7485 New Horizon Way
Frederick, Maryland 21703

First Union National Bank,
     as Trustee
230 Tryon Street NC 1179
Charlotte, North Carolina 28288


     Re: :  Norwest Asset Acceptance Corporation Asset Backed Certificates,
            ---------------------------------------------------------------
            Series 1998-HE1
            ---------------

Ladies and Gentlemen:

          In connection with our proposed purchase of the Class R Certificates (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws,
(b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) or either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, nor a plan subject to Section 4975 of the Internal Revenue Code of 1986 (each of the foregoing, a "Plan"), nor are we acting on behalf of any Plan, (ii) if we are an insurance company, a representation that we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III PTCE 95-60 or (iii) we have delivered to you on the date hereof the Opinion of Counsel specified in Section 6.02(d) of the Agreement, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from,

                                     G-2-1
or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of April 30, 1998, among Norwest Asset Acceptance Corporation, as Depositor, Norwest Mortgage, Inc., as Seller and Servicer, Norwest Bank Minnesota, National Association, as Certificate Administrator and First Union National Bank, as Trustee.


                                    ------------------------------------
                                    Name of Buyer


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                     G-2-2

                                                          ANNEX 1 TO EXHIBIT G-2
                                                          ----------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

         [For Transferees Other Than Registered Investment Companies]


          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $__________ /1/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.


               Corporation, etc.  The Buyer is a corporation (other than a bank,
          ---  ----------------
               savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

               Bank.  The Buyer (a) is a national bank or banking institution
          ---  ----
               organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
                           ----------------------------------

               Savings and Loan.  The Buyer (a) is a savings and loan
          ---  ----------------
               association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.


-------------------
/1/   Buyer must own and/or invest on a discretionary basis at least
$100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     G-2-3

               Broker-dealer.  The Buyer is a dealer registered pursuant to
          ---  -------------
               Section 15 of the Securities Exchange Act of 1934.

               Insurance Company.  The Buyer is an insurance company whose
          ---  -----------------
               primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

               State or Local Plan.  The Buyer is a plan established and
          ---  -------------------
               maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

               ERISA Plan.  The Buyer is an employee benefit plan within the
          ---  ----------
               meaning of Title I of the Employee Retirement Income Security Act of 1974.

               Investment Advisor.  The Buyer is an investment advisor
          ---  ------------------
               registered under the Investment Advisors Act of 1940.

               Small Business Investment Company.  The Buyer is a small business
          ---  ---------------------------------
               investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

               Business Development Company.  The Buyer is a business
          ---  ----------------------------
               development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

               Trust Fund.  The Buyer is a trust fund whose trustee is a bank or
          ---  ----------
               trust company and whose participants are exclusively State or Local Plans or ERISA Plans as defined above, and no participant of the Buyer is an individual retirement account or an H.R. 10 (Keogh) plan.

          3.  The term "securities" as used herein does not include (i)
                        ----------                 ----------------
securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another

                                     G-2-4
enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

          6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                    ----------------------------------
                                          Name of Buyer


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

                                    Date:
                                         ------------------------------

                                     G-2-5

                                                                       EXHIBIT H
                [Letter from Transferor of Class R Certificate]

                                     [Date]

First Union National Bank
230 South Tryon Street NC 1179
Charlotte, North Carolina  28288

          Re:  Norwest Asset Acceptance Corporation
               Series 1998-HE1, Class R
               ----------------------------------

Ladies and Gentlemen:
          In connection with our disposition of the Class R Certificates, we certify that (a) we understand that the Class R Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Class R Certificates to, or solicited offers to buy any Class R Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act and (c) [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of April 30, 1998, among Norwest Asset Acceptance Corporation, as Depositor, Norwest Mortgage, Inc., as Seller and Servicer, Norwest Bank Minnesota, National Association, as Certificate Administrator and First Union National Bank, as Trustee.

                                         Very truly yours,

                                         [Transferor]


                                         -----------------------

                                                                       EXHIBIT I
                     [FORM OF SPECIAL SERVICING AGREEMENT]

                SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
                -----------------------------------------------

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of _____________, between Norwest Mortgage, Inc. (the "Servicer") and _________________________ (the "Purchaser").

                             PRELIMINARY STATEMENT

     ________________ is the holder of at least a 51% Percentage Interest in Norwest Asset Acceptance Corporation Asset Backed Certificates, Series 1998-HE1, Class R (the "Class R Certificates"). The Class R Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of April 30, 1998 among Norwest Asset Acceptance Corporation, as Depositor ("NAAC"), the Servicer, as Servicer, Norwest Bank Minnesota, National Association, as Certificate Administrator and First Union National Bank, as Trustee.

     ________________ intends to resell at least a 51% Percentage Interest in the Class R Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Servicer will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Servicer and the Purchaser:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01.  Defined Terms
                    -------------

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Collateral Fund: The fund established and maintained pursuant to Section
     ---------------
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or
     -------------------------------------
obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States,

(ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Servicer, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Servicer, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Servicer) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local
     ---------------------------
law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Home Equity Loan as to which the
     -----------------
Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Servicer as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Servicer's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the
     -----------------------------
Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the
     ---------------------
Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances:  Advances and Servicing Advances.
     ----------------

     Required Collateral Fund Balance: As of any date of determination, an
     --------------------------------
amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02.  Definitions Incorporated by Reference
                    -------------------------------------

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                  ARTICLE II

                         SPECIAL SERVICING PROCEDURES

     Section 2.01.  Reports and Notices
                    -------------------

       (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Home Equity Loans, the Servicer as Servicer shall provide to the Purchaser the following notices and reports:

               (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating the number of Home Equity Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or
     (D) in foreclosure, and indicating for each such Home Equity Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Home Equity Loan, the Servicer shall provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Home Equity Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Servicer to an attorney requesting the institution of foreclosure.

          (b) If requested by the Purchaser, the Servicer shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Home Equity Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i)
(D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

          (c) In addition to the foregoing, the Servicer shall provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Home Equity Loan that is at least ninety days delinquent and each Home Equity Loan which has become real estate owned, through the final liquidation thereof; provided, that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Servicer for any out of pocket expenses.

          Section 2.02.  Purchaser's Election to Delay Foreclosure Proceedings
                         -----------------------------------------------------

          (a) The Purchaser shall be deemed to direct the Servicer that in the event that the Servicer does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Servicer under Section 2.01 (a) (ii) subject to extension as set forth in
Section 2.02(b), the Servicer may proceed with the Commencement of Foreclosure in respect of such Home Equity Loan in accordance with its normal foreclosure
policies without further notice to the Purchaser.   Any foreclosure that has
been initiated may be discontinued (i) without notice to the Purchaser if the Home Equity Loan has been brought current or if a refinancing or prepayment occurs with respect to the Home Equity Loan (including by means of a short payoff approved by the Servicer) or (ii) if the Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

          (b) In connection with any Home Equity Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Servicer under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

          (c) With respect to any Home Equity Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Servicer with a copy of such Current Appraisal.

          (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Servicer, for deposit in the Collateral Fund, an amount, as calculated by the Servicer, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Home Equity Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Servicer's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Home Equity Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Servicer for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Servicer, equal to interest on the Home Equity Loan at the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Home Equity Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Home Equity Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

          (e) With respect to any Home Equity Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Servicer may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Servicer for all related Monthly Advances thereafter made by the Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any Monthly Advances related to liquidation expenses is determined by the Servicer based on estimated costs, and the actual costs are subsequently determined to be higher, the Servicer may withdraw the additional amount from the Collateral Fund. In the event that the Home Equity Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Home Equity Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Home Equity Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

          (f) With respect to any Home Equity Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Servicer shall continue to service the Home Equity Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Servicer that it believes that it is appropriate to do so, the Servicer may proceed with the Commencement of Foreclosure. In any event, if the Home Equity Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Home Equity Loan from the Trust at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and
(y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Servicer for deposit in the related Certificate Account; or (ii) the Servicer shall proceed with the Commencement of Foreclosure.

          (g) Upon the occurrence of a liquidation with respect to any Home Equity Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Servicer shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of liquidation expenses and accrued interest related to the extended foreclosure period), and the Servicer shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust and in its capacity as Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Home Equity Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

          Section 2.03.  Purchaser's Election to Commence Foreclosure
                         --------------------------------------------
Proceedings
-----------

          (a) In connection with any Home Equity Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Servicer by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

          (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Servicer, for deposit in the Collateral Fund, an amount, as calculated by the Servicer, equal to 125% of the current unpaid principal balance of the Home Equity Loan and three months interest on the Home Equity Loan at the applicable Mortgage Interest Rate. If and when any such Home Equity Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Home Equity Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Home Equity Loan upon the failure of the Purchaser to deposit the above amounts relating to the Home Equity Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

          (c) With respect to any Home Equity Loan as to which the Purchaser has made an Election to Foreclose, the Servicer shall continue to service the Home Equity Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Servicer shall have the same rights to make withdrawals for Monthly Advances from the Collateral Fund as are provided under Section 2.02(e), and the Servicer shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Servicer shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Servicer believes there is a breach of representations or warranties by the Servicer, or the Seller, which may result in a repurchase or substitution of such Home Equity Loan, or (iii) the Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the Servicer's right not to proceed with the Commencement of Foreclosure, the Servicer supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Home Equity Loan has been brought current or if a refinancing or prepayment occurs with respect to the Home Equity Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

          (d) Upon the occurrence of a liquidation with respect to any Home Equity Loan as to which the Purchaser made an Election to Foreclose and as to which the Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Servicer shall calculate the amount, if any, by which the unpaid principal balance of the Home Equity Loan at the time of liquidation (plus all unreimbursed Monthly Advances other than with respect to principal advances in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Servicer shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Home Equity Loan shall be released to the Purchaser.

          Section 2.04.  Termination
                         -----------

          (a) With respect to all Home Equity Loans included in the Trust, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Servicer's obligations under Section 2.01 shall terminate (i) upon any transfer by the Purchaser of any interest in the Class R Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust or (ii) upon any breach of the terms of this Agreement by the Purchaser.

          (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Servicer hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Home Equity Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Home Equity Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                  ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

          Section 3.01.  Collateral Fund
                         ---------------

          Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Servicer shall establish and maintain with First Union National Bank as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Mortgage, Inc., as Servicer, for the benefit of registered holders of Norwest Asset Acceptance Corporation Asset Backed Certificates, Series 1998-HE1.
Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders and the Certificate Insurer, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

          Upon the termination of this Agreement and the liquidation of all Home Equity Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Servicer shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

          Section 3.02.  Collateral Fund Permitted Investments
                         -------------------------------------

          The Servicer shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Servicer shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

          All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Servicer shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

          Section 3.03.  Grant of Security Interest
                         --------------------------

          The Purchaser hereby grants to the Servicer for the benefit of the Certificateholders and the Certificate Insurer under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

          The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Servicer as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Servicer for filing of appropriate financing statements in accordance with applicable law. The Servicer shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

          Section 3.04.  Collateral Shortfalls
                         ---------------------

          In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Servicer is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Servicer immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Home Equity Loan pursuant to Sections 2.02(d) and 2.03
(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Servicer's obligations under this Agreement with respect to all Home Equity Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Servicer.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


          Section 4.01.  Amendment.
                         ----------

          This Agreement may be amended from time to time by the Servicer and the Purchaser by written agreement signed by the Servicer and the Purchaser.

          Section 4.02.  Counterparts.
                         -------------

          This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 4.03.  Governing Law.
                         --------------

          This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 4.04.  Notices.
                         --------

          All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

          (a)      in the case of the Servicer,

                   Norwest Mortgage, Inc.
                   405 Southwest 5th Street
                   Des Moines, Iowa 50309-4603

                   Attention:
                   Phone:
                   Fax:

          (b)      in the case of the Purchaser,


                   --------------------------

                   --------------------------

                   --------------------------

                   --------------------------

                   Attention:
                             -----------------------


          Section 4.05.  Severability of Provisions.
                         ---------------------------

          If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 4.06.  Successors and Assigns.
                         -----------------------

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Servicer.

          Section 4.07.  Article and Section Headings.
                         -----------------------------

          The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          Section 4.08.  Confidentiality.
                         ----------------

          The Purchaser agrees that all information supplied by or on behalf of the Servicer pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Servicer and the Purchaser agrees to hold such information confidential and not to disclose such information.

          Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

          Section 4.09.     Indemnification.
                            ----------------

          The Purchaser agrees to indemnify and hold harmless the Servicer, and each person who vontrols the Servicer, and each of its officers, directors, affiliates and agents acting at the Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Servicer, or on its behalf, in accordance with the provisions of this agreement and (i) which actions conflict with the Servicer's obligations under the Pooling and Servicing Agreement or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

          IN WITNESS WHEREOF, The Servicer and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                            NORWEST MORTGAGE, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            ------------------------------------


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                                       EXHIBIT J

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]


[Depositor]

[Servicer]

[Certificate Administrator]

[Certificate Insurer]



          Re: Pooling and Servicing Agreement dated as of April 30, 1998 among Norwest Asset Acceptance Corporation, as Depositor, Norwest Mortgage, Inc., as Seller and Servicer, Norwest Bank Minnesota, National Association, as Certificate Administrator, and First Union National Bank, as Trustee, Asset Backed Certificates,
                                       -----------------------------------
               Series 1998-HE1
               ---------------

Ladies and Gentlemen:

     In accordance with Section 2.01 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, as to each Home Equity Loan listed in the Home Equity Loan Schedule (other than any Home Equity Loan paid in full or listed in the attached list of exceptions) it has received the original Mortgage Note, endorsed by the prior owner of such Home Equity Loan, in the following form: "Pay to the order of without recourse."

     Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Home Equity Loan.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Home Equity Loans identified on the Home Equity Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Home Equity Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                              First Union National Bank,
                               as Trustee



                              By:
                                 -------------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT K

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [date]


[Depositor]

[Servicer]

[Seller]

[Certificate Administrator]

[Certificate Insurer]



          Re: Pooling and Servicing Agreement dated as of April 30, 1998 among Norwest Asset Acceptance Corporation, as Depositor, Norwest Mortgage, Inc., as Seller and Servicer, Norwest Bank Minnesota, National Association, as Certificate Administrator, and First Union National Bank, as Trustee, Asset Backed Certificates,
                                       -----------------------------------
               Series 1998-HE1
               ---------------

Ladies and Gentlemen:

     In accordance with Section 2.01 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Home Equity Loan listed in the Home Equity Loan Schedule (other than any Home Equity Loan paid in full or listed on the attached Document Exception Report) it has received:

          (i) the original Mortgage Note, endorsed by the prior owner of such Home Equity Loan, in the following form: "Pay to the order of _________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller;

          (ii)   the original recorded Mortgage;

          (iii) a duly executed assignment of the Mortgage in the form permitted by Section 2.01 of the Pooling and Servicing Agreement referred to above;

          (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage;

          (v) the original or duplicate original lender's title policy and all riders thereto or any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

          (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

     If the public recording office in which a Mortgage or assignment thereof is recorded has retained the original of such Mortgage or assignment, the Trustee has received, in lieu thereof, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office.

     Based on its review and examination and only as to the foregoing documents,
(i) such documents appear regular on their face and related to such Home Equity Loan, and (ii) the information set forth in items (ii), (iii), (vii), (viii),
(xiii), (xiv) and (xv) of the definition of the "Home Equity Loan Schedule" in
Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Home Equity File.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Home Equity Loans identified on the Home Equity Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Home Equity Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                              First Union National Bank,
                               as Trustee



                              By:
                                 ----------------------------------
                                 Name:
                                 Title:

                                      K-2